                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 18, 1998

                         FIRST SENTINEL BANCORP, INC.
                        -------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                    000-23809              22-3566151
           --------                    ---------              ----------
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)

                         1000 WOODBRIDGE CENTER DRIVE
                            Woodbridge, New Jersey
                            ----------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     07095
                                     -----
                                  (ZIP CODE)

                                (732) 726-9700
                                --------------
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
                                --------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On December 18, 1998, First Sentinel Bancorp, Inc. (the "Registrant " or "First Sentinel") completed its merger with Pulse Bancorp, Inc. ("Pulse") pursuant to an Agreement and Plan of Merger (the "Agreement ") dated as of July 9, 1998. As a result of the merger, Pulse has been merged into Registrant and Pulse Savings Bank, the wholly owned subsidiary of Pulse, has been merged into First Savings Bank, SLA, the wholly owned subsidiary of First Sentinel. The transaction is being accounted for using the pooling-of-interests method of accounting. This Form 8-K/A is filed to furnish financial statements of Pulse Bancorp, Inc. and pro forma financial information.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Pulse Bancorp, Inc. and Subsidiaries Consolidated Financial Statements:

     Independent Auditors' Report

     Consolidated Statements of Financial Condition as of September 30, 1997 and 1998

     Consolidated Statements of Income for the Years Ended September 30, 1996, 1997 and 1998

     Consolidated Statements of Changes in Stockholders' Equity for the Years Ended September 30, 1996, 1997 and 1998

     Consolidated Statements of Cash Flows for the Years Ended September 30, 1996, 1997 and 1998

     Notes to Consolidated Financial Statements

(b)  PRO FORMA FINANCIAL INFORMATION.

     The Registrant's audited financial statements as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 reflect the consummation of the merger of Pulse Bancorp, Inc. with and into the Registrant. Pursuant to Section 210.11-02(c) of Regulation S-X, the following audited financial statements of First Sentinel Bancorp, Inc. are filed herewith:

     Consolidated Statements of Financial Condition as of December 31, 1998 and 1997

     Consolidated Statements of Income for the Years Ended December 31, 1998, 1997 and 1996

     Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1998, 1997 and 1996

     Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996

     Notes to Consolidated Financial Statements

     Independent Auditors' Report

(c)  EXHIBITS.

     The following Exhibits are filed as part of this report:

     Exhibit 23.1  Consent of KPMG LLP for Pulse Bancorp, Inc.

     Exhibit 23.2  Consent of KPMG LLP for First Sentinel Bancorp, Inc.

     Exhibit 27    Financial Data Schedule

                     PULSE BANCORP, INC. AND SUBSIDIARIES

                       Consolidated Financial Statements
                              September 30, 1998

[KPMG LLP Letterhead]



Independent Auditors' Report

The Board of Directors and Stockholders
Pulse Bancorp, Inc.:


We have audited the accompanying consolidated statements of financial condition of Pulse Bancorp, Inc. and Subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pulse Bancorp, Inc. and Subsidiaries as of September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1998 in conformity with generally accepted accounting principles.



/s/  KPMG LLP



Short Hills, New Jersey
October 27, 1998

PULSE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition

                                                                                     September 30,
                                                                              ----------------------------
                                                                                  1997            1998
                                                                              ------------    ------------
ASSETS
Cash and due from depository institutions..................................   $  3,550,908    $  4,490,568
Federal funds sold.........................................................     11,925,000      12,450,000
                                                                              ------------    ------------
    Total cash and cash equivalents........................................     15,475,908      16,940,568
Investment securities available for sale...................................     60,741,955     115,870,790
Mortgage-backed securities available for sale..............................     53,393,335      36,735,343
Investment securities held to maturity; estimated fair value of
  $96,386,850 in 1997 and $85,876,034 in 1998..............................     96,551,885      85,185,743
Mortgage-backed securities held to maturity; estimated fair value of
  $163,645,986 in 1997 and $114,824,209 in 1998............................    162,763,525     113,711,194
Loans receivable, net......................................................    127,310,525     153,948,035
Real estate owned..........................................................        136,491         732,154
Premises and equipment, net................................................      1,322,718       2,531,403
Federal Home Loan Bank of New York stock, at cost..........................      2,775,500       2,836,700
Interest receivable........................................................      4,584,337       4,868,951
Other assets...............................................................        959,530       1,128,395
                                                                              ------------    ------------
    Total assets...........................................................   $526,015,709    $534,489,276
                                                                              ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Deposits...................................................................   $411,020,719    $436,236,599
Borrowings.................................................................     67,675,000      46,675,000
Advance payments by borrowers for taxes and insurance......................        805,394         835,937
Other liabilities..........................................................      3,308,037       2,839,751
                                                                              ------------    ------------
    Total liabilities......................................................    482,809,150     486,587,287
                                                                              ------------    ------------
Commitments and contingencies (Note 13)....................................             -               -
                                                                              ------------    ------------
Stockholders' equity
Common stock; par value $1.00; authorized 10,000,000 shares; 4,142,628 in 1997 and 4,251,880 in 1998 shares issued and 3,080,548 in 1997 and
  3,189,800 in 1998 shares outstanding.....................................      4,142,628       4,251,880
Paid-in capital in excess of par value.....................................     12,293,206      13,475,115
Retained earnings - substantially restricted...............................     42,676,884      45,835,998
Treasury stock at cost; 1,062,080 common shares............................    (16,677,500)    (16,677,500)
Unrealized gain on securities available for sale, net of tax...............        771,341       1,016,496
                                                                              ------------    ------------
    Total stockholders' equity.............................................     43,206,559      47,901,989
                                                                              ------------    ------------
    Total liabilities and stockholders' equity.............................   $526,015,709    $534,489,276
                                                                              ============    ============


See accompanying notes to consolidated financial statements.

PULSE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income

                                                                  Year Ended September 30,
                                                          -----------------------------------------
                                                             1996           1997           1998
                                                          -----------    -----------    -----------
Interest income:
  Loans................................................   $11,861,002    $11,012,919    $11,723,492
  Securities available for sale........................     3,277,058      5,757,544     10,364,846
  Securities held to maturity..........................    16,734,714     18,514,811     14,431,754
  Other interest-earning assets........................       860,031        733,708        867,315
                                                          -----------    -----------    -----------
    Total interest income..............................    32,732,805     36,018,982     37,387,407
                                                          -----------    -----------    -----------
Interest expense:
  Deposits.............................................    17,806,866     18,658,276     19,590,352
  Borrowings...........................................     1,325,972      3,717,034      3,732,167
                                                          -----------    -----------    -----------
    Total interest expense.............................    19,132,838     22,375,310     23,322,519
                                                          -----------    -----------    -----------
Net interest income....................................    13,599,967     13,643,672     14,064,888
Provision for loan losses..............................            -              -              -
                                                          -----------    -----------    -----------
Net interest income after provision for loan losses....    13,599,967     13,643,672     14,064,888
                                                          -----------    -----------    -----------
Non-interest income:
  Fees and service charges.............................       257,523        301,557        314,247
  Miscellaneous........................................        68,199        208,967         96,606
                                                          -----------    -----------    -----------
    Total non-interest income..........................       325,722        510,524        410,853
                                                          -----------    -----------    -----------
Non-interest expense:
  Salaries and employee benefits.......................     2,465,912      2,698,133      2,994,913
  Occupancy expense....................................       285,267        271,765        419,381
  Equipment............................................       538,308        553,480        628,908
  Advertising..........................................       283,769        381,441        348,115
  Federal insurance premium............................     3,600,986        341,712        257,367
  Loss (income) from foreclosed real estate, net.......       300,379        (72,208)        37,621
  Miscellaneous........................................       998,993      1,100,459      1,011,221
                                                          -----------    -----------    -----------
    Total non-interest expense.........................     8,473,614      5,274,782      5,697,526
                                                          -----------    -----------    -----------
Income before income taxes.............................     5,452,075      8,879,414      8,778,215
Income taxes...........................................     1,959,466      3,204,255      3,117,242
                                                          -----------    -----------    -----------
Net income.............................................   $ 3,492,609    $ 5,675,159    $ 5,660,973
                                                          ===========    ===========    ===========
Basic earnings per common share........................   $      0.96    $      1.85    $      1.82
                                                          ===========    ===========    ===========
Diluted earnings per common share......................   $      0.94    $      1.80    $      1.75
                                                          ===========    ===========    ===========
Dividends per common share.............................   $      0.70    $      0.70    $      0.80
                                                          ===========    ===========    ===========
Basic weighted average shares outstanding..............     3,645,505      3,063,096      3,107,085
                                                          ===========    ===========    ===========
Diluted weighted average shares outstanding............     3,728,116      3,156,741      3,223,927
                                                          ===========    ===========    ===========

See accompanying notes to consolidated financial statements

PULSE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity

                                                             Paid-in        Retained                 Net Unrealized (Loss)
                                                            Capital in      Earnings                  Gain on Securities
                                              Common         Excess of    Substantially   Treasury    Available For Sale,
                                               Stock         Par Value     Restricted       Stock        Net of Tax         Total
                                            --------------------------------------------------------------------------------------
Balance-September 30, 1995                  $4,077,828     $11,819,769     38,078,494     (1,702,500)          -        52,273,591
Net income for the year ended
 September 30, 1996.....................             -               -      3,492,609              -           -         3,492,609
Issuance of common stock................        34,130         285,772              -              -           -           319,902
Purchase of treasury stock..............             -               -              -    (14,975,000)          -       (14,975,000)
Cash dividends, $0.70 per
 share..................................             -               -     (2,423,494)                                  (2,423,494)
Change in unrealized loss on
 securities available for sale,
 net of tax.............................             -               -              -              -    (229,074)         (229,074)
                                            ----------------------------------------------------------------------------------------
Balance-September 30, 1996                   4,111,958      12,105,541     39,147,609    (16,677,500)   (229,074)       38,458,534
Net income for the year ended
 September 30, 1997.....................             -               -      5,675,159              -           -         5,675,159
Issuance of common stock................        30,670         187,665              -              -           -           218,335
Cash dividends, $0.70 per share.........             -               -     (2,145,884)             -           -        (2,145,884)
Change in unrealized loss on
 securities available for sale,
 net of tax.............................             -               -              -              -   1,000,415         1,000,415
                                            ---------------------------------------------------------------------------------------
Balance-September 30, 1997..............     4,142,628      12,293,206     42,676,884    (16,677,500)    771,341        43,206,559
Net income for the year ended
 September 30, 1998.....................             -               -      5,660,973              -           -         5,660,973
Issuance of common stock................       109,252       1,181,909              -              -           -         1,291,161
Cash dividends, $0.80 per share.........             -               -     (2,501,859)             -           -        (2,501,859)
Change in unrealized gain on
 securities available for sale,
 net of tax.............................             -               -              -              -     245,155           245,155

Balance September 1998..................    $4,251,880     $13,475,115    $45,835,998   $(16,677,500) $1,016,496       $47,901,989
                                            ==========     ===========    ===========   ============  ==========       ===========

See accompanying notes to
consolidated financial statements.

PULSE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

                                                                                                 Year Ended September 30,
                                                                                         -------------------------------------------
                                                                                              1996            1997         1998
                                                                                           ----------      ---------     ---------
Cash flows form operating activities
Net income...........................................................................      $3,492,609     $5,675,159    $5,660,973
Adjustment to reconcile net income to net cash provided by operating activities:
  Depreciation.......................................................................         142,007        147,749       185,405
  Amortization of premiums, discounts and fees, net..................................        (189,083)      (101,573)     (242,557)
  Provision for losses on real estate owned..........................................         341,500         32,850           --
  (Gain) loss on sale of real estate owned...........................................         (62,462)       (72,208)       19,952
  Increase in interest receivable....................................................        (456,275)       (56,983)     (284,614)
  Deferred income tax (benefit) expense..............................................        (805,042)     1,072,313       171,895
  Decrease (increase) in other assets................................................          37,092      1,680,904      (340,760)
  Increase (decrease) in other liabilities...........................................       2,547,953     (1,806,617)     (223,131)
                                                                                        -------------   ------------   -----------
    Net cash provided by operating activities........................................       5,048,299      6,571,594     4,947,163
                                                                                        -------------   ------------   -----------
Cash flows from investing activities:
  Proceeds from calls and maturities of investment securities held to maturity.......      55,000,000     19,002,500    75,010,000
  Purchase of investment securities held to maturity.................................     (75,932,187)   (10,000,000)  (63,620,859)
  Proceeds from calls and maturities of investment securities available for sale.....       4,197,200            --     59,389,705
  Purchase of investment securities available for sale...............................     (10,000,000)   (20,787,500) (114,361,875)
  Purchase of mortgage-backed securities held to maturity............................     (40,624,537)   (23,838,620)   (1,007,187)
  Purchase of mortgage-backed securities available for sale..........................     (15,081,456)   (19,960,841)          --
  Principle repayments on mortgage-backed securities held to maturity................      18,198,392     25,140,550    50,036,969
  Principle repayments on mortgage-backed securities available for sale..............       4,318,741      7,503,277    16,665,463
  Proceeds from sale of student loans................................................           4,454            --            --
  Net (increase) decrease in loans receivable........................................        (790,568)     6,984,919   (28,510,202)
  Proceeds from sales of and repayments on real estate owned.........................         913,852      2,488,168     1,335,048
  Additions to premises and equipment................................................        (169,980)      (235,332)   (1,394,090)
  Net increase in Federal Home Loan Bank of New York stock...........................          (2,900)      (232,400)      (61,200)
                                                                                        -------------   ------------   -----------
    Net cash used in investing activities............................................     (59,968,989)   (13,935,279)   (6,518,228)
                                                                                        -------------   ------------   -----------
Cash flows from financing activities:
  Net increase in deposits...........................................................       3,542,768     16,440,108    25,215,880
  Net increase (decrease) in borrowings..............................................      64,275,000      3,400,000   (21,000,000)
  Increase in advance payments by borrowers for taxes and insurance..................         169,887        177,151        30,543
  Issuance of common stock...........................................................         319,902        218,335     1,291,161
  Purchase of treasury stock.........................................................     (14,975,000)           --            --
  Cash dividends paid................................................................      (2,424,494)    (2,145,884)   (2,501,859)
                                                                                        -------------   ------------   -----------
    Net cash provided by financing activities........................................      50,909,063     18,089,710     3,035,725
                                                                                        -------------   ------------   -----------
  Net (decrease) increase in cash and cash equivalents...............................      (4,011,627)    10,726,025     1,464,660
  Cash and cash equivalents - beginning..............................................       8,761,510      4,749,883    15,475,908
                                                                                        -------------   ------------   -----------
  Cash and cash equivalents - ending.................................................    $  4,749,883   $ 15,475,908  $ 16,940,568
                                                                                        =============   ============  ============
Supplemental schedule of noncash investing activities:
  Transfer of loans receivable to real estate owned..................................    $    797,650   $    286,491  $  1,950,663
                                                                                        =============   ============  ============
  Transfer of mortgage-backed securities and investments held to maturity to
   available for sale................................................................    $ 58,764,618   $        --   $        --
                                                                                        =============   ============  ============
Cash paid during the period for:
  Income taxes.......................................................................    $  2,495,000   $  1,881,014  $  3,089,140
                                                                                        =============   ============  ============
  Interest...........................................................................    $ 18,835,293   $ 22,295,412  $ 23,477,807
                                                                                        =============   ============  ============

See accompanying notes to consolidated financial statements.

PULSE BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF CONSOLIDATED FINANCIAL STATEMENT PRESENTATION
          The consolidated financial statements include the accounts of Pulse Bancorp, Inc. (the "Corporation"), a savings bank holding company, and its wholly owned subsidiaries, Pulse Savings Bank (the "Bank"), Pulse Insurance Services, Inc., Pulse Real Estate, Inc., and Pulse Investment, Inc. The Corporation's business is conducted principally through the Bank. The other three subsidiaries were formed during the 1996 period to afford possible economic opportunities in future periods. All three, however, are currently inactive. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements of the Corporation have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and income for the period then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses and the valuation of real estate owned. Management believes that the allowance for loan losses is adequate and real estate owned is appropriately valued. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance for loan losses or further writedowns of real estate owned may be necessary based on changes in economic conditions in the market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and real estate owned valuations. Such agencies may require the Bank to recognize additions to the allowance or additional writedowns based on their judgments about information available to them at the time of their examination.

          CASH AND CASH EQUIVALENTS
          Cash and cash equivalents include cash and amounts due from depository institutions, interest-bearing deposits in other banks having original maturities of three months or less and federal funds sold. Generally, federal funds sold are sold for one-day periods.

          INVESTMENT AND MORTGAGE-BACKED SECURITIES
          The Corporation classifies its securities among three categories: held-to-maturity, trading, and available for sale. Management determines the appropriate classification of the securities at the time of purchase. As of September 30, 1998, the Bank has classified its investments and mortgage-backed securities between held to maturity and available for sale.

          Investment and mortgage-backed securities are classified as securities held to maturity based on management's intent and the Corporation's ability to hold them to maturity. Such securities are stated at cost, adjusted for unamortized purchase premiums and discounts. Purchase premiums and discounts are amortized over the life of the related security using the level yield method.

          Investment and mortgage-backed securities not classified as securities held to maturity or trading account securities are classified as securities available for sale, and are stated at fair value. Unrealized gains and losses are excluded from earnings, and are reported as a separate component of stockholders' equity, net of taxes. Upon realization, such gains and losses will be included in earnings using the specific identification method. Such securities include those that may be sold in response to changes in interest rates, changes in prepayment risk or other factors.

          LOANS RECEIVABLE
          Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees and discounts. The Bank defers loan origination fees and certain direct loan origination costs and amortizes such amounts as an adjustment of yield over the estimated lives of the related loans.

          An allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses. Management of the Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Bank utilizes a two tier approach: (1) identification of problem loans and the establishment of loss allowances on such loans; and (2) establishment of valuation allowances on the remainder of its loan portfolio. The Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential problem loans. Such system takes into consideration, among other things, delinquency status, size of loans, types of collateral and financial condition of the borrowers.

          Loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. On the remainder of the loan portfolio, loan loss allowances are established based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that adequate allowances for loan losses are established, actual losses are dependent upon future events and, as such, further additions to the level of the loan loss allowance may be necessary.

          Non-accrual loans include loans for which reasonable doubt exists as to timely collectibility. At the time a loan is placed on non-accrual status, previously accrued and uncollected interest is reversed against interest income in the current period. Interest collections on non-accrual loans are generally credited to interest income when received. After principal and interest payments have been brought current and future collectibility is reasonably assured, loans are returned to accrual status.

          Restructured loans are loans whose contractual interest rates have been reduced to below market rates or where other significant concessions have been made due to a borrower's financial difficulties. Interest income on restructured loans is generally accrued.

          The Bank defines an impaired loan as a loan for which it is probable based upon current information that the Bank will not collect amounts due under the contractual terms of the loan agreement. The Bank has defined the population of impaired loans to be all commercial and construction real estate loans as well as residential real estate loans greater than $500,000. Impaired loans are individually assessed to determine that each loan's carrying value is not in excess of the fair value of the related collateral or the present value of the expected future cash flows. Income recognition policies for impaired loans are the same as non-accrual loans.

          REAL ESTATE OWNED
          Real estate owned consists of real estate acquired by foreclosure or deed in lieu of foreclosure and is initially recorded at the lower of cost or fair value at the date of acquisition. Fair value is defined as the amount reasonably expected to be received in a current sale between a willing seller (the Bank) and a willing buyer. Real estate owned is subsequently carried at the lower of cost or fair value (estimated using current appraisals) less estimated selling costs. Costs incurred in developing or preparing properties for sale are capitalized. Income and expenses of operating and holding properties are recorded in operations as incurred. Gains and losses from sales of such properties are recognized as incurred.

          CONCENTRATION OF RISK
          The Bank's real estate and lending activities are concentrated in real estate and loans secured by real estate located primarily in the State of New Jersey.

          PREMISES AND EQUIPMENT
          Land is stated at cost. Buildings, building improvements, furnishings and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated lives of each type of asset. Significant renewals and betterments are capitalized to the property and equipment account. Maintenance and repairs are charged to operations in the year incurred.

          FEDERAL HOME LOAN BANK OF NEW YORK STOCK
          The Bank, as a member of the Federal Home Loan Bank of New York
          (FHLB), is required to hold shares of capital stock in the FHLB in an amount equal to 1% of the Bank's outstanding balance of residential mortgage loans or 5% of its outstanding advances from the FHLB, whichever is greater.

          STOCK-BASED COMPENSATION
          The Corporation applies the "intrinsic value based method" as described in Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation. Accordingly, no compensation cost has been recognized for the stock option plans. Pro forma disclosures, as if the Corporation applied the "Fair Value Based Method" for stock issued to employees, have been provided in Note 10 to the consolidated financial statements.

          INTEREST-RATE RISK
          The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to reinvest in investment and mortgage-backed securities and to make loans secured by real estate and, to a lesser extent, consumer loans. The potential for interest-rate risk exists as a result of the shorter duration of the Bank's interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing the market value of long-term assets and net interest income. For this reason, management regularly monitors the maturity structure of the Bank's assets and liabilities in order to measure its level of interest rate risk and plan for future volatility.

          INCOME TAXES
          Federal and state income taxes are provided for utilizing the asset and liability method. Under the asset and liability method, temporarydifferences between the basis of assets and liabilities for financial reporting and tax purposes are measured as of the statement of financial condition date. Deferred tax liabilities or recognizable deferred tax assets are calculated on such differences, using current statutory rates which result in future taxable or deductible amounts. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

          The Corporation and the subsidiaries file a consolidated federal income tax return. Income taxes are allocated to the Corporation and the sudsidiaries based on the contribution of their income to the consolidated return. Separate state income tax returns are filed by the Corporation and the subsidiaries.

          EARNINGS PER COMMON SHARE
          Effective October 1, 1997, the Corporation adopted Statement of Financial Accounting Standard (SFAS) No. 128, "Earning Per Share". All prior period share amounts have been restated to comply with the provisions of SFAS 128.

          Basic earnings per share is computed based upon income available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted earnings per share is calculated based on net income available to common shareholders divided by the average weighted shares outstanding including potential common stock utilizing the treasury stock method.

          The following reconciles the weighted average number of common shares outstanding used to calculate basic and diluted net income per share.

                                                                       1996          1997        1998
          ----------------------------------------------------------------------------------------------
          Basic Weighted Average Shares Outstanding ...............  3,645,505    3,063,096    3,107,085
          Effect of Dilutive Securities:
          Stock Options............................................     83,066       93,645      116,842
          Diluted Weighted Average Shares Outstanding..............  3,728,116    3,156,741    3,223,927
          ----------------------------------------------------------------------------------------------

          RECLASSIFICATION
          Certain amounts for the prior years have been reclassified to conform with the current year's presentation.

2.   INVESTMENT SECURITIES

     A summary of investment securities held to maturity and available for sale is as follows:

                                                                               September 30, 1997
                                                    -----------------------------------------------------------------------------
                                                                            Gross                Gross               Estimated
                                                      Carrying            Unrealized           Unrealized               Fair
                                                       Value                Gains                Losses                 Value
                                                   ---------------      ---------------      ---------------       ---------------
INVESTMENT SECURITIES HELD TO MATURITY
U.S. Government (including agencies):
  After one year but within five years.........     $ 22,991,739         $      6,875          $     27,239          $ 22,971,375
  After five years but within ten years........       64,962,649              281,619               454,993            64,789,275
  After ten years..............................        8,000,000               25,000                21,300             8,003,700
                                                    ------------         ------------          ------------          ------------
                                                      95,954,388              313,494               503,532            95,764,350
                                                    ------------         ------------          ------------          ------------
Obligations of states and political
 subdivisions:
  After ten years..............................          597,497               25,003                    --               622,500
                                                    ------------         ------------          ------------          ------------
                                                    $ 96,551,885         $    338,497          $    503,532          $ 96,386,850
                                                    ============         ============          ============          ============

Investment Securities Available For Sale
U.S. Government (including agencies):
  Within one year..............................     $  8,000,000         $         --          $     15,600          $  7,984,400
  After one year but within five years.........       10,000,000                   --                90,100             9,909,900
  After five years but within ten years........       41,822,275              333,264               131,384            42,024,155
                                                    ------------         ------------          ------------          ------------
                                                      59,822,275              333,264               237,084            59,918,455
                                                    ------------         ------------          ------------          ------------
Equity Securities..............................          800,000               23,500                    --               823,500
                                                    ------------         ------------          ------------          ------------
                                                    $ 60,622,275         $    356,764          $    237,084          $ 60,741,955
                                                    ============         ============          ============          ============

                                                                               September 30, 1998
                                                    -----------------------------------------------------------------------------
                                                                            Gross                Gross               Estimated
                                                      Carrying            Unrealized           Unrealized               Fair
                                                       Value                Gains                Losses                 Value
                                                   ---------------      ---------------      ---------------       ---------------
INVESTMENT SECURITIES HELD TO MATURITY
U.S. Government (including agencies):
  After one year but within five years.........     $  2,000,000         $      2,500          $         --          $  2,002,500
  After five years but within ten years........       82,598,216              652,096                    --            83,250,312
                                                    ------------         ------------          ------------          ------------
                                                      84,598,216              654,596                    --            85,252,812
                                                    ------------         ------------          ------------          ------------
Obligations of states and political
 subdivisions:
  After five years but within ten years........          190,000               19,703                    --               209,703
  After ten years..............................          397,527               15,993                    --               413,519
                                                    ------------         ------------          ------------          ------------
                                                    $ 85,185,743         $    690,292          $         --          $ 85,876,034
                                                    ============         ============          ============          ============

                                                                               September 30, 1998
                                                    -----------------------------------------------------------------------------
                                                                            Gross                Gross               Estimated
                                                      Carrying            Unrealized           Unrealized               Fair
                                                       Value                Gains                Losses                 Value
                                                   ---------------      ---------------      ---------------       ---------------
INVESTMENT SECURITIES AVAILABLE FOR SALE
  U.S. Government (including agencies):
  Within one year..............................     $  5,000,000         $     21,875          $         --         $   5,021,875
  After one year but within five years.........       39,481,451              298,773                    --            39,780,224
  After five years but  within ten years.......       53,539,364              645,017                 1,250            54,183,131
  After ten years..............................       14,500,000               98,750                    --            14,598,750
                                                    ------------         ------------          ------------          ------------
                                                     112,520,815            1,064,415                 1,250           113,583,980
                                                    ------------         ------------          ------------          ------------
Equity Securities..............................        2,320,000               59,500                92,690             2,286,810
                                                    ------------         ------------          ------------          ------------
                                                    $114,840,815         $  1,123,915          $     93,940          $115,870,790
                                                    ============         ============          ============          ============

     There were no sales of investment securities held to maturity and available for sale during the years ended September 30, 1996, 1997 and 1998.


3.   MORTGAGE-BACKED SECURITIES

     A summary mortgage-backed securities is as follows:

                                                                               September 30, 1997
                                                    -----------------------------------------------------------------------------
                                                                            Gross                Gross               Estimated
                                                      Carrying            Unrealized           Unrealized               Fair
                                                       Value                Gains                Losses                 Value
                                                   ---------------      ---------------      ---------------       ---------------
MORTGAGE-BACKED SECURITIES HELD TO MATURITY
Government National Mortgage Association.......     $ 62,595,447         $  1,404,217          $         --          $ 63,999,664
Federal Home Loan Mortgage Corporation.........       35,726,553              409,980               265,291            35,871,242
Federal National Mortgage Association..........       30,556,079              182,409               155,962            30,582,526
Collateralized Mortgage Obligations............       33,885,446                1,836               694,728            33,192,554
                                                    ------------         ------------          ------------          ------------
                                                    $162,763,525         $  1,998,442          $  1,115,981          $163,645,986
                                                    ============         ============          ============          ============
MORTGAGE-BACKED SECURITIES AVAILABLE FOR SALE
Government National Mortgage Association.......     $ 33,217,483         $   774,300           $        --           $ 33,991,783
Federal Home Loan Mortgage Corporation.........        9,473,817             189,614                    --              9,663,431
Federal National Mortgage Association..........        9,616,497             121,624                    --              9,738,121
                                                    ------------         ------------          ------------          ------------
                                                    $ 52,307,797         $  1,085,538          $         --          $ 53,393,335
                                                    ============         ============          ============          ============

                                                                               September 30, 1998
                                                   ------------------------------------------------------------------------------
                                                                            Gross                Gross               Estimated
                                                      Carrying            Unrealized           Unrealized               Fair
                                                       Value                Gains                Losses                 Value
                                                   ---------------      ---------------      ---------------       ---------------
MORTGAGE-BACKED SECURITIES HELD TO MATURITY
Government National Mortgage Association.......     $ 43,227,304         $    825,107          $     17,134          $ 44,035,277
Federal Home Loan Mortgage Corporation.........       22,993,496              380,248               202,571            23,171,173
Federal National Mortgage Association..........       23,380,679              409,830                84,319            23,706,190
Collateralized Mortgage Obligations............       24,109,715               32,483               230,629            23,911,569
                                                    ------------         ------------          ------------          ------------
                                                    $113,711,194         $  1,647,668          $    534,653          $114,824,209
                                                    ============         ============          ============          ============
MORTGAGE-BACKED SECURITIES AVAILABLE FOR SALE
Government National Mortgage Association.......     $ 21,970,344         $    369,125          $     89,440          $ 22,250,029
Federal Home Loan Mortgage Corporation.........        7,915,218              291,798                    --             8,207,016
Federal National Mortgage Association..........        6,291,482               51,690                64,874             6,278,298
                                                    ------------         ------------          ------------          ------------
                                                    $ 36,177,044         $    712,613          $    154,314          $ 36,735,343
                                                    ============         ============          ============          ============

There were no sales of mortgage-backed securities held to maturity and available for sale during the years ended September 30, 1996, 1997 and 1998. The contractual maturities of the mortgage-backed securities generally exceed 20 years; however, the effective average life is expected to be significantly less, due to anticipated prepayments.

4.   LOANS RECEIVABLE, NET

     A summary of loans receivable is as follows:

                                                                                    September 30,
                                                                          --------------------------------
                                                                              1997                1998
                                                                          ------------        ------------
Real estate mortgage:
  One-to-four family..................................................    $ 77,761,695        $ 98,584,592
  Multi-family........................................................      15,088,127          10,189,283
  Commercial..........................................................      22,321,707          22,153,709
                                                                          ------------        ------------
                                                                           115,171,529         130,927,584
                                                                          ------------        ------------
Real estate construction..............................................       1,037,150             693,750
                                                                          ============        ============
Consumer:
  Passbook or certificate.............................................         229,173             209,972
  Home equity.........................................................      14,348,020          24,920,431
                                                                          ------------        ------------
                                                                            14,577,193          25,130,403
                                                                          ------------        ------------
Total loans...........................................................     130,785,872         156,751,737
Less: Allowance for loan losses.......................................       2,357,396           1,980,743
     Deferred loan fees and discounts.................................         300,057             209,809
     Loans in process.................................................         817,894             613,150
                                                                          ------------        ------------
                                                                             3,475,347           2,803,702
                                                                          ------------        ------------
                                                                          $127,310,525        $153,948,035
                                                                          ============        ============

     Non-accrual and restructured loans are as follows (in thousands):

                                                                                            September 30,
                                                                          ------------------------------------------------
                                                                              1996              1997              1998
                                                                          ------------      ------------      ------------
  Non-accrual.........................................................    $       999       $        722      $         68
  Restructured........................................................          2,135              2,103                --
                                                                          ------------      ------------      ------------
                                                                          $      3,134      $      2,825      $         68
                                                                          ============      ============      ============

     The impact of non-accrual and restructured loans on interest income is as follows (in thousands):

                                                                                      Year Ended September 30,
                                                                          ------------------------------------------------
                                                                              1996              1997              1998
                                                                          ------------      ------------      ------------
Interest income if performing in accordance with original terms......     $        325      $        303      $         67
Interest income actually recorded....................................              154               143                --
                                                                          ------------      ------------      ------------
Interest income lost.................................................     $        171      $        160      $         67
                                                                          ============      ============      ============

At September 30, 1997 and 1998, the impaired loan portfolio was primarily collateral dependent and totaled $654,000 and $-0-, respectively, for which general and specific allocations to the allowance for loan losses of $262,000 and $-0- were identified at September 30, 1997 and 1998. The average balance of impaired loans during the 1996, 1997 and 1998 fiscal year was $654,000, $654,000 and $113,000, respectively. No cash basis interest income was recognized on impaired loans during the years ended September 30, 1996, 1997 and 1998.

     An analysis of the allowance for loan losses is as follows:

                                                                                      Year Ended September 30,
                                                                          ------------------------------------------------
                                                                              1996              1997              1998
                                                                          ------------      ------------      ------------
Balance-beginning.....................................................    $  2,603,852      $  2,458,777      $  2,357,396
Losses charged to allowance...........................................        (145,075)         (101,381)         (376,653)
                                                                          ------------      ------------      ------------
Balance-ending........................................................    $  2,458,777      $  2,357,396      $  1,980,743
                                                                          ============      ============      ============

The activity during the years ended September 30, 1997 and 1998, with respect to loans to directors, officers and associates of such persons is as follows:

Balance -- September 30, 1996...............................    507,912
Loans originated............................................    118,000
Loan principal repayments...................................   (123,173)
                                                              ---------
Balance -- September 30, 1997...............................    502,739
Loans originated............................................    134,134
Loan principal repayments...................................    (17,012)
Balance -- September 30, 1998...............................  $ 619,861
                                                              =========

5.   PREMISES AND EQUIPMENT, NET

     A summary of premises and equipment is as follows:

                                                                                    September 30,
                                                                          --------------------------------
                                                                              1997                1998
                                                                          ------------        ------------
Land..................................................................    $    247,037       $     545,318
                                                                          ------------       -------------
Buildings and improvements............................................       1,452,296           1,482,447
Less accumulated depreciation.........................................         771,640             823,995
                                                                          ------------       -------------
                                                                               680,656             658,452
                                                                          ------------       -------------
Furnishings and equipment.............................................       1,454,554           1,858,383
Less accumulated depreciation.........................................       1,084,462           1,217,513
                                                                          ------------       -------------
                                                                               370,092             640,870
                                                                          ------------       -------------
Construction in progress..............................................          24,933             686,763
                                                                          ------------       -------------
                                                                          $  1,322,718       $   2,531,403
                                                                          ============       =============

Depreciation charges are computed on the straight-line method over the assets' estimated useful lives, which range from 10 to 40 years for buildings and improvements and 3 to 10 years for furnishings and equipment.

6.   INTEREST RECEIVABLE

     A summary of interest receivable is as follows:

                                                                                    September 30,
                                                                          --------------------------------
                                                                              1997                1998
                                                                          ------------        ------------
Loans.................................................................    $    864,939        $    975,711
Mortgage-backed securities held to maturity...........................         971,265             689,757
Mortgage-backed securities available for sale.........................         305,044             212,944
Investment securities held to maturity................................       1,646,319           1,216,592
Investment securities available for sale..............................         796,770           1,773,947
                                                                          ------------        ------------
                                                                          $  4,584,337        $  4,868,951
                                                                          ============        ============

7.   DEPOSITS

     A summary of deposits by type is as follows:

                                                                                                September 30,
                                                                          ----------------------------------------------------------
                                                                                     1997                           1998
                                                                          ---------------------------   ----------------------------
                                                                            Weighted                      Weighted
                                                                             Average                       Average
                                                                            Interest                      Interest
                                                                              Rate         Amount           Rate          Amount
                                                                              ----      ------------        ----       ------------
Demand:
 Non-interest-bearing.................................................        0.00%     $  4,754,356        0.00%      $  4,761,165
 Interest-bearing.....................................................        3.11%       87,026,200        2.98%        91,300,209
                                                                              -----     ------------        -----      ------------
                                                                              2.97%       91,780,556        2.83%        96,061,374
Savings and club......................................................        2.74%       55,662,965        2.50%        56,128,225
Certificates of deposit...............................................        5.51%      263,577,198        5.48%       284,047,000
                                                                              -----     ------------        -----      ------------
                                                                              4.57%      411,020,719        4.51%       436,236,599
                                                                              =====      ===========        =====      ============

Certificates of deposit with balances of $100,000 or more totaled approximately $17,500,000 and $21,408,000 at September 30, 1997 and 1998, respectively.

The scheduled maturities of certificates of deposit are as follows:

                                                                                    September 30,
                                                                          --------------------------------
                                                                              1997                1998
                                                                          ------------        ------------
                                                                                   (In Thousands)
One year or less......................................................    $    213,917        $    249,702
After one to two years................................................          36,809              24,942
After two to three years..............................................           8,769               4,641
After three years.....................................................           4,082               4,762
                                                                          ------------        ------------
                                                                          $    263,577        $    284,047
                                                                          ============        ============

     A summary of interest expense on deposits is as follows:

                                                                                      Year Ended September 30,
                                                                          ------------------------------------------------
                                                                              1996              1997              1998
                                                                          ------------      ------------      ------------
Interest-bearing demand...............................................    $  2,854,521      $  2,735,882      $  2,730,850
Savings and club......................................................       1,622,457         1,566,213         1,439,864
Certificates of deposit less than $100,000............................      12,604,742        13,466,098        14,309,425
Certificates of deposit $100,000 or more..............................         725,146           890,083         1,110,213
                                                                          ------------      ------------      ------------
                                                                          $ 17,806,866      $ 18,658,276      $ 19,590,352
                                                                          ============      ============      ============

8.   BORROWINGS

     The following is a summary of borrowings:

                                                                                  At September 30,
                                                                          --------------------------------
                                                                              1997                1998
                                                                          ------------        ------------
          Contractual Maturity
               1998...................................................      51,875,000                  --
               1999...................................................      15,800,000          38,000,000
               2000...................................................              --           8,675,000
                                                                          ------------        ------------
                                                                          $ 67,675,000        $ 46,675,000
                                                                          ============        ============

                                                                                         1996          1997          1998
                                                                                      -----------   -----------   -----------
Weighted average interest rate at the end of the period                                  5.79%         5.84%         5.80%
Weighted average interest rate during the period                                         5.77%         5.87%         5.92%
Average amount outstanding during the period                                          $22,951,000   $63,223,000   $63,053,000
Maximum amount outstanding at any month-end during the period                         $64,550,000   $68,775,000   $79,675,000

Securities collateralizing the borrowings included agencies and mortgage-backed securities, which had an amortized cost of $74.3 million and $54.9 million and a fair value of $74.4 million and $55.9 million at September 30, 1997 and 1998, respectively. The securities underlying the borrowings are under the Bank's control.

9.   STOCKHOLDERS' EQUITY

Dividends payable by the Bank to the Corporation and dividends payable by the Corporation to stockholders are subject to various limitations imposed by federal and state laws, regulations and policies adopted by federal and state regulatory agencies. The Bank is required by federal law to obtain FDIC approval for the payment of dividends if the total of all dividends declared by the Bank in any year exceed the total of the Bank's net profits (as defined) for that year and the retained net profits (as defined) for the preceding two years, less any required transfers to surplus. Under New Jersey law, the Bank may not pay dividends unless, following payment, the capital stock of the Bank would be unimpaired and
(a) the Bank will have a surplus of not less than 50% of its capital stock, or, if not, (b) the payments of such dividends will not reduce the surplus of the Bank.

10.  BENEFIT PLANS

RETIREMENT PLAN
The Bank has a non-contributory defined contribution plan covering all eligible employees. Pension plan costs are determined by a money purchase type formula. Total pension plan expense for the years ended September 30, 1996, 1997 and 1998 amounted to $160,000, $181,000 and $189,000, respectively.

STOCK OPTION PLAN
The Bank maintains stock option plans (the Plans) for its directors, officers and certain other employees. Options granted under the Plans are vested at grant date and are exercisable over a period not to exceed ten years. Changes in the number of shares outstanding under the Plans and the weighted average exercise price of those shares are as follows:

                                                1996                       1997                       1998
                                      ------------------------   ------------------------   ------------------------
                                                    Weighted                   Weighted                   Weighted
                                       Number       Average       Number       Average       Number       Average
                                      of Shares  Exercise Price  of Shares  Exercise Price  of Shares  Exercise Price
                                      ---------  --------------  ---------  --------------  ---------  --------------
Outstanding at beginning of period      304,852      $11.293      273,858       $11.597      325,188       $13.095
 Granted                                  3,136       17.000       82,000        16.000       12,000        25.000

Expirations                                  --           --           --            --       11,448        13.900
Exercised                                34,130        9.373       30,670         7.119      109,252        11.820
                                        -------      -------      -------       -------      -------       -------
Outstanding at end of period            273,858      $11.597      325,188       $13.095      216,448       $14.410
                                        =======      =======      =======       =======      =======       =======

For options that were granted in 1996, 1997, and 1998, the exercise price of the options equaled the market value of the stock at grant date.

The following table summarizes information about the stock options outstanding at September 30, 1998:

                      Options Outstanding and Exercisable
     ------------------------------------------------------------------
             Range                          Weighted Average   Weighted
              of              Number of        Remaining        Average
           Exercise            Shares         Contractual      Exercise
            Prices           Outstanding     Life in Years       Price
     ---------------------   -----------   -----------------   --------
        $8.625- $8.8125         28,000            4.0          $ 8.746
        13.000- 17.000         176,488            7.3           14.587
                25.000          12,000            9.1           25.000
     ---------------------   -----------   -----------------   --------
        $8.625- $25.000        216,488            6.5          $14.410
     =====================   ===========   =================   ========

If compensation cost for the Plan was included as compensation expense, under the fair value method, the Bank's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                     1996          1997         1998
                                                                                  -----------   ----------   ----------
     NET INCOME:
      As reported...............................................................  $ 3,492,609   $5,675,159   $5,660,973
      Pro forma.................................................................    3,476,713    5,274,212    5,587,655

     EARNINGS PER SHARE:
      Basic earnings per common share...........................................   $     0.96   $     1.85   $     1.82
      Diluted earnings per common share.........................................   $     0.94   $     1.80   $     1.75
      Pro forma basic earnings per common share.................................   $     0.95   $     1.72   $     1.80
      Pro forma diluted earnings per common share...............................   $     0.94   $     1.68   $     1.73

The fair value of stock options granted by the Bank was estimated through the use of the Black-Scholes option-pricing model that takes into account the following factors as of the grant date: the exercise price and expected life of the option, the market price of the underlying stock at the grant date and its expected volatility, and the risk-free interest rate for the expected term of the option. In deriving the fair value of the stock options, the stock price at the grant date is reduced by the value of the dividends to be paid during the life of the option. The following assumptions were used for grants in 1996, 1997 and 1998: dividend yield of 3.00%, 3.00% and 3.20% and an expected volatility of 50%, 50% and 34.3% and the risk free interest rate of 5.79%, 6.59% and 7.15%, respectively. The effects of applying the fair value method on the pro forma net income may not be representative of the effect on pro forma net income for future years.

11. INCOME TAXES

The bad debt reserve method which was available to thrift institutions has been repealed for tax years beginning after December 1995. As a result, the Bank may no longer use the percentage of taxable income reserve method. A large thrift (one with more than $500 million in assets) must use the specific charge-off method to compute its bad debt deduction.

The Bank is required to recapture into income the portion of its bad debt reserve (other than supplemental reserve) that exceeds its base year reserves, approximately $808,000. The recapture amount generally will be taken into income ratably (on a straight-line basis) over a six year period.

The Bank has not recognized a deferred tax liability of approximately $1,950,000 for "bad debt reserves" for tax purposes which arose in tax years beginning before December 31, 1987 (i.e., base year). A deferred tax liability will be recognized if the Bank expects that charges to the bad debt reserves, other than losses on loans or recomputations of bad debt deductions resulting from operating loss carrybacks to prior years, would result in taxable income.

Income tax expense for the years ended September 30, 1996, 1997, and 1998 is made up of the following components:

                                   Year Ended September 30,
                              -----------------------------------
                                 1996         1997        1998
                              ----------   ----------  ----------
     Current tax expense:
      Federal...............  $2,537,250   $1,925,478  $2,696,637
      State.................     227,258      206,464     248,710
                              ----------   ----------  ----------
                               2,764,508    2,131,942   2,945,347
     Deferred tax expense:
      Federal...............    (760,740)   1,013,303     162,436
      State.................     (44,302)      59,010       9,459
                              ----------   ----------  ----------
                                (805,042)   1,072,313     171,895
                              ----------   ----------  ----------
                              $1,959,466   $3,204,255  $3,117,242
                              ==========   ==========  ==========


A reconciliation between the effective income tax expense and the amount calculated by multiplying the applicable statutory Federal income tax rate of 34% for the years ended September 30, 1996, 1997 and 1998 is as follows:

                                                Year Ended September 30,
                                          ------------------------------------
                                             1996         1997         1998
                                          ----------   ----------   ----------
Computed "expected" Federal tax expense   $1,853,706   $3,019,001   $2,984,593
State income tax, net of Federal tax         120,751      175,213      170,392
 benefit
Tax-exempt interest                          (13,145)     (13,046)     (11,707)
Other                                        ( 1,846)      23,087      (26,036)
                                          ----------   ----------   ----------
                                          $1,959,466   $3,204,255   $3,117,242
                                          ==========   ==========   ==========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1997 and 1998 are as follows:

                                                                  September 30,
                                                            --------------------------
                                                               1997            1998
                                                            ----------       ---------
 From operations:
   Deferred tax assets
     Allowance for loan and real estate losses.........     $  848,191       $ 712,672
     Deferred fees.....................................        111,278          97,754
     Core deposit amortization.........................         66,562          58,766
     Non-accrued interest..............................         36,700          36,700
                                                            ----------       ---------
          Total gross deferred assets                        1,062,731         905,892
                                                            ----------       ---------

     Deferred tax liabilities
     Depreciation......................................         35,011          37,616
     Discount accretion on bonds.......................         27,739          39,886
       Bad debt tax reserve in excess of base year.....        290,740         291,044
                                                            ----------       ---------
          Total gross deferred tax liabilities                 353,490         368,546
                                                            ----------       ---------
            Net deferred tax asset from operations             709,241         537,346
       Stockholders' equity - unrealized gains
         on securities available for sale..............       (433,638)       (571,783)
                                                            ----------       ---------
     Total net deferred tax asset (liability)..........     $  275,603       $ (34,437)
                                                            ==========       =========

Management believes, based upon current facts, that more likely than not there will be sufficient taxable income in future years to realize the net deferred tax asset. However, there can be no assurance about the levels of future earnings.

12.  REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios. Total Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital, (as defined), to total assets (as defined). Management believes, as of September 30, 1998, that the

Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                  Required        To be well capitalized
                                                                 for capital      under prompt corrective
                                                 Actual       adequacy purposes     action provision
-----------------------------------------------------------------------------------------------------------------------------------
                                            Amount    Ratio    Amount    Ratio      Amount     Ratio
-----------------------------------------------------------------------------------------------------------------------------------
As of September 30, 1997
Total capital (to risk-weighted assets)...  $41,550   27.74%   $11,982    8.00%      $14,977    10.00%
Tier 1 capital (to risk-weighted assets)..   39,678   26.49%     5,991    4.00%        8,986     6.00%
Tier 1 capital (to total assets)..........   39,678    7.54%    21,041    4.00%       26,301     5.00%
------------------------------------------------------------------------------------------------------------------------------------
As of September 30, 1998
Total capital (to risk-weighted assets)...  $44,730   26.37%   $13,570    8.00%      $16,963    10.00%
Tier 1 capital (to risk-weighted assets)..   42,749   25.20%     6,785    4.00%       10,178     6.00%
Tier 1 capital (to total assets)..........   42,749    7.99%    21,407    4.00%       26,758     5.00%
------------------------------------------------------------------------------------------------------------------------------------

13.  COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and purchase securities. The commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but primarily includes residential real estate and commercial real estate properties. Commitments to purchase securities are contracts for delayed delivery of securities in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates.


The Bank has the following outstanding commitments:

                                                       September 30,
                                                 --------------------------
                                                    1997           1998
                                                    ----           ----
    To originate loans......................     $16,409,000    $ 7,865,000
                                                 ===========    ===========
    Homeowners' Equity Credit Line Program..     $10,711,000    $17,763,000
                                                 ===========    ===========
    Commitments to purchase securities......     $   200,000    $10,000,000
                                                 ===========    ===========

At September 30, 1998, of the $7,865,000 in outstanding commitments to originate loans, $5,931,900 are for loans at fixed interest rates within a range of 7.00% to 7.50% and $1,933,100 are for adjustable rate loans. The Homeowners' Equity Credit Line Program represents undisbursed funds from approved lines of credit. Unless specifically cancelled by notice from the Bank, these are firm commitments to the respective borrowers on demand. The lines of credit are secured by the respective one to four-family residential properties owned by the borrowers. The interest rate charged for any month on funds disbursed under the program ranges from 0% to 1.50% above the prime rate as most recently published in The Wall Street Journal prior to the last business day of the month immediately preceding the month in which the billing cycle begins.

The Corporation also has, in the normal course of business, commitments for services and supplies. Management does not anticipate losses on any of the above-mentioned commitments. The Corporation is also a party to litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material effect on the consolidated financial statements of the Corporation.


14.  RECAPITALIZATION OF SAVINGS INSTITUTION INSURANCE FUND ("SAIF")

On September 30, 1996, legislation was enacted, which among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF and spread the obligations for payment of Financing Corporation ("FICO") bonds across all SAIF and Bank Insurance Fund ("BIF") members. The Federal Deposit Insurance Corporation ("FDIC") special assessment levy amounted to 65.7 basis points on SAIF assessable deposits held as of March 31, 1995. The special assessment was recognized in the fourth quarter of fiscal 1996 and was tax deductible. The Bank recorded a charge of $2.7 million before tax-effect, as a result of the FDIC special assessment.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of estimated fair values for financial instruments.

LIMITATIONS

The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Further, the foregoing estimates may not reflect the actual amount that could be realized if all or substantially all of the financial instruments were offered for sale at one time. In addition, the fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to value the anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include mortgage servicing rights, premises and equipment and advances from borrowers for taxes and insurance. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values. The estimation methodologies used and the estimated fair values and carrying values of financial instruments are set forth below:


CASH AND CASH EQUIVALENTS AND INTEREST RECEIVABLE

The carrying amounts for cash and cash equivalents approximate fair value.


INVESTMENT AND MORTGAGE-BACKED SECURITIES

Available for sale securities are reported at their respective fair values in the Consolidated Statements of Financial Condition. These values were based on quoted market prices. The fair values of securities held to maturity were also based upon quoted market prices.


LOANS RECEIVABLE

The fair value of fixed rate loans receivable is estimated by discounting the future cash flows, using the current rates at which similar loans with similar remaining maturities would be made to borrowers with similar credit ratings. For those loans with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances.


DEPOSITS

The fair value of demand, savings and club accounts is equal to the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting future cash flows using rates currently offered for deposits of similar remaining maturities. For those deposits with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances.


BORROWINGS

The fair values for borrowings are calculated by discounting estimated future cash flows using current rates offered for similar remaining maturities.


COMMITMENTS

The fair values of commitments related to loans approximate their fair value and are estimated using fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest and the committed rates. The fair value of commitments to purchase mortgage-backed securities is based upon quoted market prices of similar securities.

                                                             September 30,
                                                 ----------------------------------------
                                                       1997                 1998
                                                 ------------------  --------------------
                                                     Estimated            Estimated
                                                 Carrying     Fair    Carrying    Fair
                                                  Amount      Value    Amount     Value
                                                 --------  ---------  --------  ---------
                                                              (In Thousands)
Financial assets
----------------
Cash and cash equivalents.......................  $ 15,476  $ 15,476  $ 16,941   $ 16,941
Investment securities available for sale........    60,742    60,742   115,871    115,871
Mortgage-backed securities available for sale...    53,393    53,393    36,735     36,735
Investment securities held to maturity..........    96,552    96,387    85,186     85,876
Mortgage-backed securities held to maturity.....   162,764   163,646   113,711    114,824
 Loans receivable...............................   127,311   128,035   153,948    155,272

Financial liabilities
---------------------
Deposits........................................   411,021   409,844   436,237    437,364
Borrowings......................................    67,675    67,292    46,675     46,867

16.  PARENT CORPORATION FINANCIAL DATA

The following condensed financial statements of the Corporation should be read in conjunction with the notes to consolidated financial statements.


   STATEMENTS OF FINANCIAL CONDITION

                                                          September 30,
                                                   ---------------------------
                                                       1997           1998
                                                    -----------    -----------
   ASSETS
   Cash...........................................  $    26,956    $    74,570
   Loans receivable from subsidiary...............    1,950,000      1,700,000
   Investment in subsidiaries.....................   40,436,444     43,789,527
   Investment securities available for sale.......      823,500      2,286,812
   Due from subsidiary............................      530,061        738,021
    Other assets..................................        9,980         26,238
                                                    -----------    -----------
    Total assets..................................  $43,776,941    $48,615,168
                                                    ===========    ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   LIABILITIES
   Dividends payable..............................  $   539,096    $   637,960
   Other liabilities..............................       31,286         75,219
                                                    -----------    -----------
    Total liabilities.............................      570,382        713,179
                                                    -----------    -----------
   STOCKHOLDERS' EQUITY
   Common stock...................................    4,142,628      4,251,880
   Paid-in-capital in excess of par value.........   12,293,206     13,475,115
   Retained earnings--  substantially restricted..   42,676,884     45,835,998
   Unrealized gain on securities available for
    sale, net of tax..............................      771,341      1,016,496
   Treasury stock, at cost........................  (16,677,500)   (16,677,500)
                                                    -----------    -----------
   Total stockholders' equity.....................   43,206,559     47,901,989
                                                    -----------    -----------
    Total liabilities and stockholders' equity....  $43,776,941    $48,615,168
                                                    ===========    ===========

      Notes to Consolidated Financial Statements
                STATEMENTS OF INCOME


                                                                  Year Ended September 30,
                                                           ----------------------------------------
                                                               1996          1997          1998
                                                           ------------   -----------   -----------
Income:
     Dividends from subsidiary.....................        $  2,423,495   $ 2,145,884   $ 2,501,860
     Interest......................................             170,732        81,887       208,175
     Miscellaneous.................................                 ---        12,595         1,000
                                                           ------------   -----------   -----------
          Total Income.............................           2,594,227     2,240,366     2,711,035
                                                           ------------   -----------   -----------
Miscellaneous expense..............................              58,422        64,438        79,059
                                                           ------------   -----------   -----------
Income before income taxes and equity
 in undistributed earnings of subsidiary...........           2,535,805     2,175,928     2,631,976
Income taxes.......................................              39,293        10,760        42,651
                                                           ------------   -----------   -----------
Income before equity in undistributed earnings.....           2,496,512     2,165,168     2,589,325
     Undistributed earnings of subsidiary..........             996,097     3,509,991     3,071,648
                                                           ------------   -----------   -----------
Net income.........................................        $  3,492,609   $ 5,675,159   $ 5,660,973
                                                           ============   ===========   ===========

                STATEMENTS OF CASH FLOWS
                                                                 Year Ended September 30,
                                                           ----------------------------------------
                                                               1996          1997          1998
                                                           ------------   -----------   -----------
Cash flows from operating activities:
     Net income....................................        $  3,492,609   $ 5,675,159   $ 5,660,973
     Adjustments to reconcile net income to net
      cash provided by operating activities:
      (Increase) decrease in undistributed
      earnings of subsidiary.......................             767,023    (3,494,953)   (3,051,240)
     Decrease (increase) in due from subsidiary....              69,100       (31,295)     (207,960)
     Decrease in fraud loss receivable.............              35,000     1,565,000            --
     Increase in other assets......................                  --        (9,980)      (16,258)
     (Decrease) increase in dividends payable......             (44,195)        5,367        98,864
     Increase (decrease) in other liabilities......               9,861        (6,023)       43,933
                                                           ------------   -----------   -----------


     Net cash provided by operating
      activities...................................           4,329,398     3,703,275     2,528,312
                                                           ------------   -----------   -----------
Cash flows provided by investing activities:
     Purchase of investment securities.............                  --      (823,500)   (1,520,000)
     Distribution from bank subsidiary.............          12,733,880            --            --
     Decrease (increase) in loans receivable
      from subsidiary..............................              50,000    (1,000,000)      250,000
                                                           ------------   -----------   -----------
Net cash provided by (used in)
 investing activities..............................          12,783,880    (1,823,500)   (1,270,000)
                                                           ------------   -----------   -----------
Cash flows from financing activities:
  Issuance of common stock.........................             319,902       218,335     1,291,161
  Cash dividends paid..............................          (2,423,494)   (2,145,884)   (2,501,859)
  Purchase of treasury stock.......................         (14,975,000)           --            --
                                                           ------------   -----------   -----------
Net cash used in financing activities..............         (17,078,592)   (1,927,549)   (1,210,698)
                                                           ------------   -----------   -----------
Net increase (decrease) in cash....................              34,686       (47,774)       47,614
Cash -- beginning..................................              40,044        74,730        26,956
                                                           ------------   -----------   -----------
Cash -- ending.....................................        $     74,730   $    26,956   $    74,570
                                                           ============   ===========   ===========

17.  IMPACT OF NEW ACCOUNTING STANDARDS

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

Statement of Financial Accounting Standards No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132") revises employers' disclosures about pension and other postretirement benefits plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information in changes in the benefit obligations and fair value of plan assets that will facilitate financial analysis, and eliminates certain required disclosures of previous accounting pronouncements.

SFAS 132 is effective for fiscal years beginning after December 15, 1997. Earlier application is encouraged. Restatement of disclosures for earlier periods provided for comparative purposes is required unless the information is not readily available. As SFAS 132 affects disclosure requirements, it is not expected to have an impact on the financial statements of the Corporation.

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") establishes accounting and reporting standards for derivative instruments, and for hedging activities. SFAS 133 supersedes the disclosure requirements in Statements No. 80, 105 and 119. This statement is effective for periods beginning after June 15, 1999. The adoption of SFAS 133 is not expected to have a material impact on the financial position or results of the Corporation.

Statement of Financial Accounting Standards No. 134 "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS 134") amends FASB Statement No. 65 "Accounting for Certain Mortgage Banking Activities", to require that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. SFAS 134 is effective January 1, 1999. The adoption of this statement is not expected to have a material impact on the financial position or results of operations of the Corporation.

18.  PLAN OF MERGER

The Corporation entered into an Agreement and Plan of Merger (Merger Plan) dated July 9, 1998 with First Source Bancorp, Inc. (First Source). The Merger Plan, if approved would result in the Corporation being merged with and into First Source. Each issued and outstanding share of the Corporation will be converted into and exchangeable for the numbers of shares of First Source common stock determined as follows: (i) subject to certain provisions of the Merger Plan, if the average closing price of First Source common stock is equal to or greater than $11.50, the exchange ratio shall be 3.2; (ii) if the average closing price is $10.00 or greater but less than $11.50, the exchange ratio shall be 3.2;
(iii) if the average closing price is greater than $8.50 but less than $10.00, the exchange ratio shall equal $32.00 divided by the average closing price; or subject to certain provisions of the merger plan, if the average closing price is equal to or less than $8.50, the exchange ratio shall be 3.764. The average closing price is defined as the average closing sales price of the First Source Common Stock on the Nasdaq Stock Market for 10 consecutive trading days ending on the fifth business day prior to the date on which the later of approval of First Source's stockholders, the Corporation's stockholders, or the date the last required regulatory approval for the merger plan is obtained. The merger is expected to be complete in the fourth quarter of 1998.

19.  QUARTERLY FINANCIAL DATA (UNAUDITED)

A summary of the quarterly consolidated financial data is as follows:

                                          First   Second   Third    Fourth
    Year Ended September 30, 1997        Quarter  Quarter  Quarter  Quarter
---------------------------------------  -------  -------  -------  -------
                                        (In Thousands, Except Per Share Data)
Interest income........................   $8,843   $9,015   $9,086   $9,075
Interest expense.......................    5,487    5,506    5,647    5,735
                                          ------   ------   ------   ------
 Net interest income...................    3,356    3,509    3,439    3,340
Non-interest income....................      111       76      192      131
Non-interest expense...................    1,366    1,357    1,328    1,224
                                          ------   ------   ------   ------
Income before income taxes.............    2,101    2,228    2,303    2,247
Income taxes...........................      769      798      825      812
                                          ------   ------   ------   ------
Net income.............................   $1,332   $1,431   $1,478   $1,435
                                          ======   ======   ======   ======
Basic earnings per common share........   $ 0.44   $ 0.47   $ 0.48   $ 0.46
                                          ======   ======   ======   ======
Diluted earnings per common share......   $ 0.43   $ 0.46   $ 0.48   $ 0.45
                                          ======   ======   ======   ======
Dividends per common share.............   $0.175   $0.175   $0.175   $0.175
                                          ======   ======   ======   ======

                                          First   Second   Third    Fourth
    Year Ended September 30, 1998        Quarter  Quarter  Quarter  Quarter
---------------------------------------  -------  -------  -------  -------
                                        (In Thousands, Except Per Share Data)
Interest income........................   $9,288   $9,353   $9,364   $9,382
Interest expense.......................    5,899    5,785    5,845    5,793
                                          ------   ------   ------   ------
 Net interest income...................    3,389    3,568    3,519    3,589
Non-interest income....................      116       58       75      162
Non-interest expense...................    1,414    1,503    1,407    1,374
                                          ------   ------   ------   ------
Income before income taxes.............    2,091    2,123    2,187    2,377
Income taxes...........................      729      760      784      844
Net income.............................   $1,362   $1,363   $1,403   $1,533
                                          ======   ======   ======   ======
Basic earnings per common share........   $ 0.44   $ 0.44   $ 0.45   $ 0.49
                                          ======   ======   ======   ======
Diluted earnings per common share......   $ 0.42   $ 0.42   $ 0.43   $ 0.48
                                          ======   ======   ======   ======
Dividends per common share.............   $ 0.20   $ 0.20   $ 0.20   $ 0.20
                                          ======   ======   ======   ======

                 FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------
Consolidated Statements of Financial Condition
(In thousands, except share amounts)



                                                                                                         December 31,
                                                                                          ---------------------------------------
                                                                                                     1998                    1997
ASSETS
Cash and due from banks..............................................................     $        22,831         $        11,928
Federal funds sold...................................................................              14,800                  17,975
                                                                                          ---------------         ---------------
  Total cash and cash equivalents....................................................              37,631                  29,903
Federal Home Loan Bank of New York (FHLB-NY) stock, at cost .........................              12,852                  10,820
Investment securities, at amortized cost (estimated fair value of $127,537
 at December 31, 1997)...............................................................                  --                 127,583
Investment securities available for sale.............................................             242,197                  78,443
Mortgage-backed securities, net (estimated fair value of $374,329
 at December 31,1997) ...............................................................                  --                 369,920
Mortgage-backed securities available for sale........................................             661,881                 200,530
Loans receivable, net................................................................             854,697                 715,810
Interest and dividends receivable....................................................              13,556                  12,466
Premises and equipment, net..........................................................              16,481                  14,410
Excess of cost over fair value of net assets acquired................................               7,956                   8,806
Other assets.........................................................................               7,807                   6,641
                                                                                          ---------------         ---------------
  Total assets.......................................................................     $     1,855,058         $     1,575,332
                                                                                          ===============         ===============
---------------------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits...............................................................................   $     1,268,119         $     1,227,304
Borrowed funds.........................................................................           264,675                 186,665
Advances by borrowers for taxes and insurance..........................................             6,969                   6,249
Other liabilities......................................................................            15,476                  10,221
                                                                                          ---------------         ---------------
  Total liabilities....................................................................         1,555,239               1,430,439
                                                                                          ---------------         ---------------

Commitments and contingencies (note 14)


STOCKHOLDERS' EQUITY
Preferred stock; authorized 1,000,000 shares; issued and outstanding - none............                --                      --
Common stock, $.01 par value, 85,000,000 shares authorized;
 43,105,497 and 42,675,397 shares issued and outstanding in 1998 and
 46,963,242 and 42,965,573 shares issued and outstanding in 1997 ......................               431                     470
Paid-in capital........................................................................           201,105                  59,348
Retained earnings......................................................................           112,601                 101,186
Accumulated other comprehensive income ................................................             2,498                   1,295
Common stock acquired by the Employee Stock Ownership Plan (ESOP)......................           (13,073)                   (546)
Common stock acquired by the Recognition and Retention Plan (RRP) .....................               (79)                   (183)
Treasury stock (430,100 and 3,997,669 common shares in
 1998 and 1997, respectively) .........................................................            (3,664)                (16,677)
                                                                                          ---------------         ---------------

  Total stockholders' equity...........................................................           299,819                 144,893
                                                                                          ---------------         ---------------
  Total liabilities and stockholders' equity...........................................   $     1,855,058         $     1,575,332
                                                                                          ===============         ===============



---------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to the consolidated financial statements.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------
Consolidated Statements of Income
(Dollars in thousands, except per share data)

                                                                                 Year Ended December 31,
                                                                       -----------------------------------------------
                                                                           1998              1997           1996
                                                                       ---------------     ------------   ------------
INTEREST INCOME:
 Loans............................................................     $        61,431     $     54,635   $     50,457
 Mortgage-backed securities.......................................              13,774           27,607         29,732
 Investment securities............................................               9,032           11,942         11,104
 Investment and mortgage-backed securities and
  loans available for sale........................................              34,936           15,057          9,479
                                                                       ---------------     ------------   ------------
    Total interest income.........................................             119,173          109,241        100,772
                                                                       ---------------     ------------   ------------
INTEREST EXPENSE:
 Deposits:
  NOW and money market demand.....................................               9,008            8,315          7,977
  Savings.........................................................               4,431            4,819          5,136
  Certificates of deposit.........................................              39,429           39,685         38,586
                                                                       ---------------     ------------   ------------
                                                                                52,868           52,819         51,699
 Borrowed funds...................................................              12,518           10,739          4,698
                                                                       ---------------     ------------   ------------
    Total interest expense........................................              65,386           63,558         56,397
                                                                       ---------------     ------------   ------------
    Net interest income...........................................              53,787           45,683         44,375
 Provision for loan losses........................................               1,469            1,200            550
                                                                       ---------------     ------------   ------------
   Net interest income after provision for loan losses............              52,318           44,483         43,825
                                                                       ---------------     ------------   ------------

OTHER OPERATING INCOME:
 Fees and service charges.........................................               2,316            2,145          1,815
 Net gain on sales of loans and securities .......................                 710              593            236
 Other, net.......................................................               1,670              645            (31)
                                                                       ---------------     ------------   ------------
   Total other operating income...................................               4,696            3,383          2,020
                                                                       ---------------     ------------   ------------

OPERATING EXPENSES:
 Compensation and benefits .......................................              13,604           12,228         12,749
 Occupancy........................................................               2,119            2,239          2,333
 Equipment........................................................               1,946            1,979          1,571
 Advertising......................................................                 978              982            729
 Federal deposit insurance........................................                 759              756         10,681
 Amortization / writedowns of intangibles.........................                 850            2,144          1,349
 General and administrative.......................................               6,321            3,882          3,462
                                                                       ---------------     ------------   ------------
   Total operating expenses.......................................              26,577           24,210         32,874
                                                                       ---------------     ------------   ------------
   Income before income tax expense...............................              30,437           23,656         12,971
Income tax expense................................................              10,944            8,686          4,768
                                                                       ---------------     ------------   ------------
   Net income.....................................................     $        19,493     $     14,970   $      8,203
                                                                       ===============     ============   ============

Basic and diluted earnings per share..............................     $          0.46     $       0.35   $       0.18
                                                                       ===============     ============   ============
Weighted average shares outstanding - Basic.......................          41,983,776       42,510,823     44,356,555
                                                                       ===============     ============   ============
Weighted average shares outstanding - Diluted.....................          42,694,287       43,216,999     45,275,629
                                                                       ===============     ============   ============


See accompanying notes to the consolidated financial statements.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
------------------------------------------------------------------------
Consolidated Statements of Stockholders' Equity
(Dollars in thousands, except per share data)

                                                                       Accumulated
                                                                         Other
                                                                         Compre-    Common     Common
                                                                         hensive    Stock       Stock                   Total
                                         Common    Paid In   Retained    Income     Acquired    Acquired   Treasury   Stockholders'
                                          Stock    Capital   Earnings    (Loss)     by ESOP     by RRP      Stock        Equity
                                       -----------------------------------------------------------------------------------------
Balance at December 31, 1995.........      $461   $ 37,509   $106,300    $   165      ($746)  $      -    ($1,702)       $141,987

Comprehensive income:
 Net income for the year ended
  December 31, 1996 .................         -          -      8,203          -          -          -          -           8,203
 Other comprehensive loss:
   Unrealized holding losses arising
    during the period (net of tax of
    $125)............................          -          -          -      (220)         -          -          -           (220)
   Reclassification adjustment for
    gains in net income (net of
    tax of $99)......................          -          -          -      (177)         -          -          -           (177)
                                                                                                                       ---------
Total comprehensive income                                                                                                 7,806
                                                                                                                       =========
Issuance of 10% stock dividend.......          1      5,394     (5,395)        -          -          -          -              -
Cash in lieu of fractional shares....          -         (3)         -         -          -          -          -             (3)
Stock acquired by RRP ...............          -          -          -         -          -       (310)         -           (310)
Cash dividends ......................          -          -     (3,661)        -          -          -          -         (3,661)
Amortization of RRP                            -          -          -         -          -         24          -             24
Principal payments on ESOP loan......          -          -          -         -        100          -          -            100
Purchase of treasury stock...........          -          -          -         -          -          -    (14,975)       (14,975)
Exercise of stock options............          2        352          -         -          -          -          -            354
                                       -----------------------------------------------------------------------------------------

Balance at December 31, 1996.........        464     43,252    105,447      (232)      (646)      (286)   (16,677)       131,322

Comprehensive income:
 Net income for the year ended
  December 31, 1997 .................          -          -     14,970         -          -          -          -         14,970
 Other comprehensive income:
  Unrealized holding gains arising
  during the period (net of tax of
  ($1,066))..........................          -          -          -     1,895          -          -          -          1,895
 Reclassification adjustment for
  gains in net income (net of
  tax of $207).......................          -          -          -      (368)         -          -          -           (368)
                                                                                                                       ---------
Total comprehensive income                                                                                                16,497
                                                                                                                       =========
Issuance of 10% stock dividend.......          4     15,425    (15,429)        -          -          -          -              -
Cash in lieu of fractional shares....          -         (9)         -         -          -          -          -             (9)
Cash dividends.......................          -          -     (3,802)        -          -          -          -         (3,802)
Amortization of RRP..................          -          -          -         -          -        103          -            103
Principal payments on ESOP loan......          -          -          -         -        100          -          -            100
Exercise of stock options............          2        680          -         -          -          -          -            682
                                       -----------------------------------------------------------------------------------------

Balance at December 31, 1997.........        470     59,348    101,186     1,295       (546)      (183)   (16,677)       144,893


Comprehensive income:
 Net income for the year ended
  December 31, 1998 .................          -          -     19,493         -          -          -          -         19,493
 Other comprehensive income:
  Unrealized holding gains arising
   during the period (net of tax of
   ($392))...........................           -          -          -    1,595          -          -          -         1,595
 Reclassification adjustment for
  gains in net income (net of
  tax of $221)......................           -          -          -      (392)          -          -          -          (392)
                                                                                                                       ---------
Total comprehensive income                                                                                                20,696
                                                                                                                       =========
Cash dividends.....................           -          -     (7,250)         -         -          -          -          (7,250)
Equity adjustment for conforming
 of annual reporting periods.......           -          -       (828)         -         -          -          -            (828)
Net proceeds from stock offering
 and conversion ...................           -    162,232          -          -         -          -          -         162,232
Adjustment for reorganization
 of Mutual Holding Company.........           -      1,577          -          -         -          -          -           1,577
Exercise of stock options..........          11      1,581          -          -         -          -          -           1,592
Purchase of stock for ESOP.........           -          -          -          -   (13,240)         -          -         (13,240)
Purchases of treasury stock........           -          -          -          -         -          -    (10,728)        (10,728)
Retirement of treasury stock.......         (50)   (23,691)         -          -         -          -     23,741               -
Amortization of RRP................           -          -          -          -         -        104          -             104
Principal payments on ESOP loan....           -         58          -          -       713          -          -             771
                                       -----------------------------------------------------------------------------------------

Balance at December 31, 1998.......        $431   $201,105   $112,601     $2,498  ($13,073)      ($79)   ($3,664)       $299,819
                                       =========================================================================================

See accompanying notes to the consolidated financial statements.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
------------------------------------------------------------------------------
Consolidated Statements of Cash Flows
(Dollars in thousands)

                                                                                                   Years ended December 31,
                                                                                        ------------------------------------------
                                                                                               1998          1997          1996
                                                                                             ---------     ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................................  $   19,493    $   14,970    $    8,203
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation of premises and equipment.................................................       1,240         1,154           984
   Amortization of excess of cost over fair value of assets acquired......................         850         2,144         1,349
   Amortization of ESOP...................................................................         771           100           100
   Amortization of RRP....................................................................         104           103            24
   Provision for loan losses..............................................................       1,469         1,200           550
   Provision for losses on real estate owned..............................................         122           114           446
Net gain on sales of loans and securities.................................................        (710)         (593)         (236)
   Loans originated for sale..............................................................     (14,386)       (4,708)       (6,798)
   Proceeds from sales of mortgage loans available for sale...............................      14,483         5,011         6,892
   Net gain on sales of real estate owned.................................................        (153)         (160)         (246)
   Investment securities purchased for trading............................................           -        (1,989)            -
   Proceeds from sales of investment securities held for trading..........................           -         1,971             -
   Net amortization of premiums and accretion of discounts and deferred fees..............       1,869          (693)          718
   Increase in interest and dividends receivable..........................................      (1,090)         (524)       (1,078)
   Increase (decrease) in other liabilities...............................................       5,353        (1,311)        3,313
   (Decrease) increase in other assets....................................................      (2,002)        1,812          (763)
     Net cash provided by operating activities............................................      27,413        18,601        13,458
                                                                                            ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of investment securities available for sale........................     140,727        10,128        25,175
   Proceeds from sales of mortgage-backed securities available for sale...................      78,752       127,058        96,309
   Proceeds from sale of real estate owned................................................       3,443         3,765         5,265
   Purchases of investment securities available for sale..................................    (226,583)      (33,481)      (41,808)
   Purchases of mortgage-backed securities available for sale.............................    (393,292)     (187,986)     (152,016)
   Purchases of investment securities.....................................................     (85,501)      (28,062)      (96,869)
   Maturities of investment securities....................................................     135,010        44,996        74,000
   Purchases of mortgage-backed securities................................................      (5,541)      (54,117)      (95,017)
   Principal payments on mortgage-backed securities.......................................     229,144       123,968       120,909
   Origination of loans...................................................................    (333,166)     (170,021)     (143,060)
   Purchases of mortgage loans............................................................     (26,784)      (19,809)      (10,118)
   Principal repayments on loans..........................................................     216,549       116,113        97,843
   Purchase of FHLB-NY stock..............................................................      (2,032)         (849)       (1,155)
   Purchases of premises and equipment....................................................      (3,435)       (3,972)       (2,019)
   Proceeds from sale of fixed assets.....................................................         124             -             -
     Net cash used in investing activities................................................    (272,585)      (72,269)     (122,561)
                                                                                            ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from stock offering.......................................................     163,809             -             -
   Purchase of ESOP shares................................................................     (13,240)            -             -
   Cost of stock contributed to RRP.......................................................           -             -          (310)
   Equity adjustment for conforming of annual reporting periods...........................        (828)            -             -
   Stock options exercised................................................................       1,592           682           354
   Cash dividends paid....................................................................      (7,250)       (3,802)       (3,661)
   Net increase (decrease) in deposits....................................................      40,815        38,128        (8,200)
   Net increase in borrowed funds.........................................................      78,010        33,750       113,419
   Net increase in advances by borrowers for taxes and insurance..........................         720         1,021           957
   Purchase of treasury stock.............................................................     (10,728)            -       (14,975)
                                                                                            ----------    ----------    ----------
     Net cash provided by financing activities............................................     252,900        69,779        87,584
                                                                                            ----------    ----------    ----------
     Net increase (decrease) in cash and cash equivalents.................................       7,728        16,111       (21,519)
Cash and cash equivalents at beginning of year............................................      29,903        13,792        35,311
                                                                                            ----------    ----------    ----------
Cash and cash equivalents at end of year .................................................  $   37,631    $   29,903    $   13,792
                                                                                            ==========    ==========    ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
    Interest..............................................................................  $   64,906    $   63,018    $   55,802
    Income taxes..........................................................................       8,106         2,436         6,326
   Non cash investing and financing activities for the year:
    Transfer of loans to real estate owned................................................       3,349         1,419         3,333
    Transfer of investment and mortgage-backed securities from held
     to maturity to available for sale....................................................  $  361,191    $        -    $   58,765
                                                                                            ==========    ==========    ==========

See accompanying notes to the consolidated financial statements.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a description of the more significant accounting policies used in preparation of the accompanying consolidated financial statements of First Sentinel Bancorp, Inc. and Subsidiaries (the "Company").

Principles of Consolidation

The consolidated financial statements are comprised of the accounts of the Company and its wholly-owned subsidiary, First Savings Bank, SLA (the "Bank") and the Bank's wholly-owned subsidiaries, FSB Financial Corp. and 1000 Woodbridge Center Drive, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. On December 18, 1998, the Company acquired Pulse Bancorp, Inc. ("Pulse"). Each share of Pulse was converted into
3.764 shares of the Company's common stock. A total of 12,066,631 shares were issued including 800,000 treasury stock shares, to complete the transaction. The acquisition has been accounted for under the pooling-of-interest method of accounting and accordingly, the Company's consolidated financial statements include the accounts and activity of Pulse for all periods presented. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses, management generally obtains independent appraisals for significant properties.

Comprehensive Income

Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Under SFAS No. 130, comprehensive income is divided into net income and other comprehensive income. Other comprehensive income includes items previously recorded directly to equity, such as unrealized gains and losses on securities available for sale.

Comprehensive income is presented in the consolidated statements of stockholders' equity. SFAS No. 130 requires only additional disclosures and does not affect the Company's financial position or results of operations. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

Investment and Mortgage-backed Securities

Management determines the appropriate classification of investment and mortgage-backed securities as either available for sale, held to maturity, or trading at the purchase date. Securities available for sale include debt, mortgage-backed, and marketable equity securities that are held for an indefinite period of time and may be sold in response to changing market and interest rate conditions. These securities are reported at fair value with unrealized gains and losses, net of tax, included as a separate component of stockholders' equity. Upon realization, such gains and losses will be included in earnings using the specific identification method.

Trading account securities are adjusted to market value through earnings. Gains and losses from adjusting trading account securities to market value and from the sale of these securities are included in noninterest income.

Investment securities and mortgage-backed securities, other than those designated as available for sale or trading, are carried at amortized historical cost and consist of those securities for which there is a positive intent and ability to hold to maturity. All securities are adjusted for amortization of premiums and accretion of discounts using the level-yield method over the estimated lives of the securities.

Federal Home Loan Bank of New York Stock

The Bank, as a member of the FHLB-NY, is required to hold shares of capital stock in the FHLB-NY in an amount equal to 1% of the Bank's outstanding balance of

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

residential mortgage loans or 5% of its outstanding advances from the FHLB-NY, whichever is greater.

Loans Receivable, Net

Loans receivable, other than loans available for sale, are stated at the unpaid principal balance, net of premiums, unearned discounts, net deferred loan origination and commitment fees, and the allowance for loan losses.

Loans are classified as non-accrual when they are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collectibility. However, if a loan meets the above criteria but a current appraisal of the property indicates that the total outstanding balance is less than 55% of the appraised value and in the process of collection, the loan is not classified as non-accrual. At the time a loan is place on non-accrual status, previously accrued and uncollected interest is reversed against interest income. Interest received on non-accrual loans is generally credited to interest income for the current period. If principal and interest payments are brought contractually current and future collectibility is reasonably assured, loans are returned to accrual status. Discounts are accreted and premiums amortized to income using the level yield method over the estimated lives of the loans. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the level-yield method over the contractual life of the individual loans, adjusted for actual prepayments.

The Company has defined the population of impaired loans to be all non-accrual commercial real estate, multi-family and land loans. Impaired loans are individually assessed to determine that the loan's carrying value is not in excess of the fair value of the collateral or the present value of the loan's expected future cash flows. Smaller balance homogeneous loans that are collectively evaluated for impairment, such as residential mortgage loans and installment loans, are specifically excluded from the impaired loan portfolio. Income recognition policies for impaired loans are the same as non-accrual loans.

Loans available for sale are carried at the lower of cost or market using the aggregate method. Valuation adjustments, if applicable, are reflected in current operations. Gains and losses on sales are recorded using the specific identification method. Management determines the appropriate classification of loans as either held to maturity or available for sale at origination, in conjunction with the Company's overall asset/liability management strategy.

The majority of the Company's loans are secured by real estate in the State of New Jersey. Accordingly, as with most financial institutions in the market area, the collectibility of a substantial portion of the carrying value of the Company's loan portfolio and real estate owned is susceptible to changes in market conditions.

Allowance for Loan Losses

The allowance for loan losses is based on management's evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, review of individual loans for adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and consideration of current economic conditions.

Additions to the allowance arise from charges to operations through the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by loan charge-offs.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions in the Company's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Real Estate Owned, Net

Real estate owned is recorded at the fair value at the date of acquisition, with a charge to the allowance for loan losses for any excess of cost over fair value. Subsequently, real estate owned is carried at the lower of cost or fair value, as determined by current appraisals, less estimated selling costs. Certain costs incurred in preparing properties for sale are capitalized, and expenses of holding foreclosed properties are charged to operations as incurred.

Excess of Cost Over Fair Value of Net Assets Acquired

The excess of cost over fair value of net assets acquired from the acquisition of deposits is amortized to expense over the expected life of the acquired deposit base (7 to 15 years) using the straight-line method. Core deposit

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

studies regarding the retention of the deposits acquired are performed by the Company on an annual basis. After reviewing the results of the core deposit studies, a writedown of the core deposit premium may be recognized if the current balance of the core deposit premium is overstated. The Company recognized impairment writedowns of $1.3 million and $334,000 for the years ended December 31, 1997 and 1996, respectively. No impairment writedown was required in 1998.

Premises and Equipment

Premises and equipment, including leasehold improvements, are stated at cost, less accumulated amortization and depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives, ranging from three years to forty years depending on the asset or lease. Repair and maintenance items are expensed and improvements are capitalized. Upon retirement or sale, any gain or loss is recorded in operations.

Income Taxes

The Company accounts for income taxes according to the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates applicable to taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Employee Benefit Plans

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 132, "Employers Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 revises employers' disclosures about pensions and other postretirement benefit plans. It does not change the measurement or recognition of those plans. SFAS No. 132 revises disclosures only and does not affect the Company's financial position or results of operations. Prior year financial statement disclosures have been revised to conform to the requirements of SFAS No. 132.

Pension plan costs based on actuarial computation of current and future benefits for employees are charged to expense and are funded based on the maximum amount that can be deducted for Federal income tax purposes.

The Company accrues the expected cost of providing health care and other benefits to employees subsequent to their retirement during the estimated service periods of the employees.

The Company applies the "intrinsic value based method" as described in Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock based compensation. The Company has provided in the notes to the consolidated financial statements, the pro forma disclosures as if the Company had adopted the fair value method of accounting for the issuance of stock options. Stock awarded to employees under the Company's Recognition and Retention plans is expensed by the Company over the awards vesting period based upon the fair market value of the stock on the date of the grant. Stock committed to be released to employees under the Bank's ESOP plan is expensed at fair market value.

Earnings Per Share

Basic earnings per share is calculated by dividing net income by the daily average number of common shares outstanding during the period. Diluted earnings per share is computed similar to that of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential dilutive common shares were issued. Common stock equivalents are determined by applying the treasury stock method. Common stock equivalents, which consisted of stock options, totaled 710,511, 706,176 and 919,074 at December 31, 1998, 1997 and 1996, respectively.

All share and per share amounts have been restated for subsequent stock dividends and splits, as well as the reorganization as described in Note 2 to the Consolidated Financial Statements.

Reclassifications

Certain reclassifications have been made to the 1997 and 1996 amounts to conform to the 1998 presentation.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

(2)  REORGANIZATION AND STOCK ISSUANCE

On April 8, 1998, the Company and First Savings Bancshares, MHC, completed a conversion and reorganization into the stock holding company structure and also completed the offering of the common stock of First Sentinel Bancorp, Inc., the new stock holding company of the Bank. Through a Subscription and Community Offering, the Company raised $165.6 million in gross proceeds. Shares of First Savings Bank, SLA were converted into shares of First Sentinel Bancorp, Inc. at an exchange ratio of 3.9133. A total of 16,550,374 shares were sold and 14,820,016 shares were converted into First Sentinel Bancorp stock. All per share and earnings per share data have been restated for the 3.9133 conversion ratio.



(3)  ACQUISITIONS

On December 18, 1998, the Company acquired Pulse Bancorp, Inc. ("Pulse"). Each share of Pulse was converted into 3.764 shares of the Company's common stock. A total of 12,066,631 shares were issued including 800,000 treasury stock shares, to complete the transaction. The acquisition has been accounted for under the pooling-of-interest method of accounting and accordingly, the Company's consolidated financial statements include the accounts and activity of Pulse for all periods presented. Prior to the combination, Pulse's fiscal year ended on September 30. In recording the transaction, Pulse's results of operations for fiscal years ended September 30, 1998, 1997 and 1996 and financial condition as of September 30, 1997 were combined with the Company's calendar years. Pulse's results of operations through December 31, 1998 were included as an adjustment in the consolidated statements of stockholders' equity. As part of the merger, Pulse adopted the Company's reporting period, and an $828,000 adjustment was made to stockholders' equity to include Pulse's results of operations for the three months ended December 31, 1998. The Company recorded a pre-tax merger charge related to the Pulse acquisition of approximately $5.0 million. Of this total, $2.1 million is included in general and administrative expense and $2.9 million was recorded by Pulse through December 31, 1998. The charge consisted primarily of severance payments and other compensation charges totaling $2.4 million and professional fees and services of $2.1 million. Approximately $4.0 million of the merger charges have been paid through December 31, 1998. It is anticipated that the remainder of the merger charges will be paid through the second quarter of 1999.

Separate results of the combined entities for the years ended December 31, 1998, 1997 and 1996 are as follows:

                                                                                           Year Ended December 31,
(In thousands)                                                                        1998            1997            1996
                                                                                    ---------        --------        ---------
Net interest income after provision for loan losses
   The Company.................................................................     $  38,253        $ 30,839        $  30,225
   Pulse.......................................................................        14,065          13,644           13,600
                                                                                    ---------        --------        ---------
Total..........................................................................     $  52,318        $ 44,483        $  43,825
                                                                                    =========        ========        =========
Net Income
   The Company.................................................................     $  13,832        $  9,295        $   3,493
   Pulse.......................................................................         5,661           5,675            4,710
                                                                                    ---------        --------        ---------
Total..........................................................................     $  19,493        $ 14,970        $   8,203
                                                                                    =========        ========        =========

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

Pulse's results of operations through December 18, 1998, are as follows:

(in thousands)
Net interest income after provision for loan losses.....                $ 3,092
Other operating income..................................                     47
Other operating expense.................................                  4,183
                                                                        -------
Loss before income tax benefit..........................                 (1,044)
Income tax benefit......................................                    216
                                                                        -------
Net loss................................................                $  (828)
                                                                        =======

(4)    INVESTMENT SECURITIES

A summary of investment securities at December 31, 1998 and 1997, is as follows (in thousands):

                                                                                     1998
                                                          ---------------------------------------------------------
                                                                            Gross            Gross        Estimated
                                                                         unrealized       unrealized       market
                                                             Cost           gains           losses          value
                                                          ----------   ---------------   ------------    ----------
Investments Available For Sale
U.S. Government and Agency obligations.................   $ 197,635   $         1,127   $       (231)   $   198,531
State and political obligations........................       6,900               109            (37)         6,972
Corporate obligations..................................      13,414                97           (236)        13,275
Equity securities......................................      24,071               114           (766)        23,419
                                                          ---------   ---------------   ------------    -----------
Total investment securities available for sale.........   $ 242,020   $         1,447   $     (1,270)   $   242,197
                                                          =========   ===============   ============    ===========

There were no investment securities classified as held to maturity at December 31, 1998.

                                                                                    1997
                                                          ------------------------------------------------------
                                                                          Gross           Gross        Estimated
                                                                        unrealized     Unrealized       market
                                                             Cost         gains          losses          value
                                                          ---------   ------------   ------------    -----------
Investments Held To Maturity
U.S. Government and Agency obligations.................   $ 124,920   $        442   $       (515)   $   124,847
State and political obligations........................       2,663             31             (4)         2,690
                                                          ---------   ------------   ------------    -----------
Total investment securities held to maturity...........   $ 127,583   $        473   $       (519)   $   127,537
                                                          =========   ============   ============    ===========
Investments Available For Sale
U.S. Government and Agency obligations.................   $  72,798   $        390   $       (254)   $    72,934
Equity Securities......................................         800             24              -            824
Corporate obligations..................................       4,698              -            (13)         4,685
                                                          ---------   ------------   ------------    -----------
Total investment securities available for sale.........   $  78,296   $        414   $       (267)   $    78,443
                                                          =========   ============   ============    ===========

The cost and estimated fair value of debt investment securities at December 31, 1998, by contractual maturity, are shown below (in thousands). Expected maturities may differ from contractual maturities because issuers may have the right to call or repay obligations at par value without prepayment penalties.

                                                          Estimated
                                            Amortized      market
                                              Cost          value
                                          -----------   -----------
Investments Available For Sale
Due in:
Less than one year...................     $     5,090   $     5,091
One to five years....................          73,053        73,218
Five to ten years....................         105,927       106,669
Greater than ten years...............          33,879        33,800
                                          -----------   -----------
                                          $   217,949   $   218,778
                                          ===========   ===========

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

The realized gross gains and losses from  sales are as follows (in thousands):

                                       Year ended December 31,
                                    ---------------------------
                                      1998      1997      1996
                                    -------    ------    ------
Gross realized gains..............  $   348    $  184    $  147
Gross realized losses.............       (3)      (84)      (33)
                                    -------    ------    ------
                                    $   345    $  100    $  114
                                    =======    ======    ======

Investment securities with an amortized cost of $55.6 million at December 31, 1998, respectively, are pledged as collateral for other borrowings. Pursuant to a collateral agreement with the FHLB-NY, all unpledged, qualifying investment securities, including those available for sale, are pledged to secure advances from the FHLB-NY (see Note 10).

Investment securities held to maturity with an amortized cost of $10.0 million and a net unrealized gain of $169,000 were transferred to investment securities available for sale during the year. These securities were transferred to increase the overall level of liquidity and improve the ability to manage interest rate risk. As part of the Pulse acquisition, investment securities of $68.2 million with a net unrealized gain of $126,000 were transferred to investment securities available for sale at the date of the merger. The securities were transferred to conform to the Company's existing interest rate risk position and credit policies.


(5)  MORTGAGE-BACKED SECURITIES

A summary of mortgage-backed securities at December 31, 1998 and 1997, is as follows (in thousands):

                                                                                          1998
                                                              -----------------------------------------------------------
                                                                                   Gross           Gross        Estimated
                                                                 Amortized       unrealized     unrealized       market
                                                                    cost           gains          losses          value
                                                              --------------   ------------   ------------    -----------
Mortgage-Backed Securities Available For Sale
FHLMC......................................................   $      237,571   $      2,198   $       (817)   $   238,952
GNMA.......................................................           71,537          1,386           (151)        72,772
FNMA.......................................................          139,477            947           (202)       140,173
Collateralized mortgage obligations........................          209,570            898           (533)       209,984
                                                              --------------   ------------   ------------    -----------
Total mortgage-backed securities available for sale........   $      658,155   $      5,429   $     (1,703)   $   661,881
                                                              ==============   ============   ============    ===========


There were no mortgage-backed securities classified as held to maturity at December 31, 1998.

                                                                                          1997
                                                              -----------------------------------------------------------
                                                                                   Gross           Gross        Estimated
                                                                 Amortized       unrealized     unrealized       market
                                                                    cost           gains          losses          value
                                                              --------------   ------------   ------------    -----------
Mortgage-Backed Securities Held To Maturity
FHLMC......................................................   $      155,859   $      3,135   $       (288)   $   158,706
GNMA.......................................................           80,194          1,916              -         82,110
FNMA.......................................................           60,992            538           (170)        61,360
Collateralized mortgage obligations........................           72,875            111           (833)        72,153
                                                              --------------   ------------   ------------    -----------
Total mortgage-backed securities held to maturity..........   $      369,920   $      5,700   $     (1,291)   $   374,329
                                                              ==============   ============   ============    ===========
Mortgage-Backed Securities Available For Sale
FHLMC......................................................   $       98,977   $        824   $       (174)   $    99,627
GNMA.......................................................           72,624            912              -         73,536
FNMA.......................................................            9,617            121              -          9,738
Collateralized mortgage obligations........................           17,436            233            (40)        17,629
                                                              --------------   ------------   ------------    -----------
Total mortgage-backed securities available for sale........   $      198,654   $      2,090   $       (214)   $   200,530
                                                              ==============   ============   ============    ===========

Collateralized mortgage obligations issued by FHLMC, FNMA, GNMA and private interests amounted to $103.7 million, $46.8 million, $3.1 million and $56.0 million, respectively, at December 31, 1998 and $47.5 million, $29.6 million, $406,000 and $12.8 million, respectively, at December 31, 1997. The privately issued CMOs have generally been underwritten by large investment banking firms with the timely payment of principal and interest on these securities supported (credit enhanced) in varying degrees by either insurance issued by a financial guarantee insurer, letters of credit or subordination techniques. Substantially all such securities are triple "A" rated by one or more of the nationally recognized securities rating agencies. The privately-issued CMOs are subject to certain credit-related risks normally not associated with U.S. Government Agency CMOs. Among such risks is the limited loss protection generally provided by the various forms of credit enhancements as losses in excess of certain levels are not protected. Furthermore, the credit enhancement itself is subject to credit worthiness of the enhancer. Thus, in the event a credit enhancer does not fulfill its obligations, the CMO holder could be subject to risk of loss similar to a purchaser of a whole loan pool. Management believes that the credit enhancements are adequate to protect the Company from losses and has therefore, not provided an allowance for losses on its privately-issued CMOs.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

The realized gross gains and losses from  sales are as follows (in thousands):

                                        Years ended December 31,
                                     ----------------------------
                                       1998       1997      1996
                                     -------     ------    ------
Gross realized gains..............   $   338     $  528    $  324
Gross realized losses.............       (70)       (53)     (162)
                                     -------     ------    ------
                                     $   268     $  475    $  162
                                     =======     ======    ======

Mortgage-backed securities with an amortized cost of $238,000 at December 31, 1998, were pledged as collateral to secure deposits held for municipalities within the State of New Jersey. Mortgage-backed securities with an amortized cost of $135.8 million at December 31, 1998, were pledged as collateral for other borrowings. Pursuant to a collateral agreement with the FHLB-NY, all unpledged, qualifying mortgage-backed securities are pledged to secure advances from the FHLB-NY (see Note 10). Expected maturities of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

Mortgage-backed securities held to maturity with an amortized cost of $181.8 million and a net unrealized gain of $2.3 million were transferred to mortgage-backed securities available for sale during the year. These securities were transferred to increase the overall level of liquidity and improve the ability to manage interest rate risk. As part of the Pulse acquisition, mortgage-backed securities of $101.3 million with a net unrealized gain of $1.1 million were transferred to mortgage-backed securities available for sale at the date of the merger. The securities were transferred to conform to the Company's existing interest rate risk position and credit policies.

(6)   LOANS RECEIVABLE, NET

A summary of loans receivable at December 31, 1998 and 1997, is as follows (in thousands):


                                                           1998         1997
                                                        ---------    ---------
Loans Receivable
 Real estate mortgages:
    One- to four-family...............................  $ 649,272    $ 559,172
    Multi-family and commercial.......................     82,658       76,218
    Home equity.......................................     57,084       56,533
    FHA-insured and VA-guaranteed.....................      8,012        7,453
                                                        ---------    ---------
                                                          797,026      699,376
 Real estate construction.............................     65,161       45,357
 Consumer.............................................     43,405        6,954
                                                        ---------    ---------
    Total Loans.......................................    905,592      751,687
                                                        ---------    ---------
 Loans in process..................................       (41,812)     (27,530)
 Net deferred expenses.............................           281           24
 Net unamortized premium...........................           141           83
 Allowance for loan losses.........................        (9,505)      (8,454)
                                                        ---------    ---------
                                                          (50,895)     (35,877)
                                                        ---------    ---------
    Loans receivable, net.............................  $ 854,697    $ 715,810
                                                        =========    =========

The Company serviced loans for others in the amount of $87.6 million, $93.7 million and $101.2 million at December 31, 1998, 1997 and 1996, respectively. Related servicing income earned on loans serviced for others totaled $237,000, $288,000, and $325,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

Loans in the amount of $2.4 million, and $2.1 million were outstanding to directors and executive officers of the Company at December 31, 1998 and 1997, respectively. The loans consist primarily of loans secured by mortgages on residential properties.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

The Company has pledged, under a blanket assignment, its unpledged and qualifying mortgage portfolio to secure advances from the FHLB-NY (see Note 10).

A summary of nonperforming assets at December 31, 1998 and 1997, is as follows (in thousands):

                                                                   1998               1997
                                                              -------------      -------------
Nonaccrual loans .........................................   $       2,740      $       4,457
Loans 90 days or more delinquent and still accruing ......           1,525              1,596
Restructured loans .......................................              --              2,103
                                                              -------------      -------------
     Total nonperforming loans ...........................           4,265              8,156
Real estate owned (included in other assets) .............           1,453              1,516
                                                              -------------      -------------
     Total nonperforming assets ..........................   $       5,718      $       9,672
                                                              =============      =============

At December 31, 1998 and 1997, the impaired loan portfolio was primarily collateral dependent and totaled $734,000 and $654,000, respectively, for which general and specific allocations to the allowance for loan losses of $175,000 and $262,000 were identified at December 31, 1998 and 1997. The average balance of impaired loans during 1998, 1997, and 1996 was $373,000, $654,000 and
$654,000, respectively.

If interest income on nonaccrual and impaired loans had been current in accordance with their original terms, approximately $311,000, $629,000 and $689,000 of interest income for the years ended December 31, 1998, 1997 and 1996, respectively, would have been recorded. Interest income recognized on nonaccrual and impaired loans totaled $145,000, $227,000 and $259,000 for the years ended December 31, 1998, 1997 and 1996, respectively. At December 31, 1998, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

An analysis of the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996, is as follows (in thousands):

                                              1998       1997       1996
                                            -------    -------    -------
Balance at beginning of year............... $ 8,454    $ 7,781    $ 7,851
Provision charged to operations............   1,469      1,200        550
                                            -------    -------    -------
                                              9,923      8,981      8,401
Charge-offs................................    (596)      (527)      (730)
Recoveries.................................      28         --        110
Allowance activity of Pulse during
  conforming period, net.................     150         --         --
                                            -------    -------    -------
Balance at end of year..................... $ 9,505   $  8,454    $ 7,781
                                            =======    =======    =======


(7)   INTEREST AND DIVIDENDS RECEIVABLE, NET

A summary of interest and dividends receivable, net of allowance for uncollected interest of $240,000 and $344,000 at December 31, 1998 and 1997, respectively, is as follows (in thousands):

                                                 1998       1997
                                              --------   --------
Loans.......................................  $  4,585   $  4,169
Investment securities.......................     4,064      3,333
Mortgage-backed securities..................     4,907      4,964
                                              --------   --------
                                              $ 13,556   $ 12,466
                                              ========   ========


(8)  PREMISES AND EQUIPMENT, NET

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

Premises and equipment at December 31, 1998 and 1997, are summarized as follows (in thousands):

                                                            1998        1997
                                                         --------    --------
Land .................................................   $  3,870    $  2,482
Buildings and improvements ...........................     12,969      12,365
Leasehold improvements ...............................      1,354       1,405
Furnishings, equipment and automobiles ...............      6,934       6,201
Construction in progress .............................        794         148
                                                         --------    --------
   Total..............................................     25,921      22,601
Accumulated depreciation and amortization.............     (9,440)     (8,191)
                                                         --------    --------
                                                         $ 16,481    $ 14,410
                                                         ========    ========


(9)   DEPOSITS

Deposits at December 31, 1998 and 1997, are summarized as follows (dollars in thousands):


                                                                    1998                                1997
                                                 --------------------------------------    --------------------------------------
                                                                 Interest      Weighted                    Interest      Weighted
                                                                   rate         average                      rate         average
                                                    Amount        ranges         rate         Amount        ranges         rate
                                                 --------------------------------------    --------------------------------------
Non-interest bearing demand ..................   $    41,012            --%          --%   $    31,195            --%          --%
NOW and money market .........................       340,423       0--3.20         2.92        288,585       0--5.43         2.97
Savings ......................................       172,910       0--2.25         2.50        178,209       0--2.50         2.58
Certificates of deposit.......................       713,774    2.00--9.34         5.48        729,315    3.69--9.34         5.53
                                                 -----------                               -----------
                                                 $ 1,268,119                       4.21%   $ 1,227,304                       4.36%
                                                 ===========                   ========    ===========                    =======

The scheduled maturities of certificates of deposit at December 31, 1998 are as follows (in thousands):

One year or less..............................    $  579,710
After one to two years........................        65,639
After two to three years......................        19,528
After three to four years.....................        20,471
After four to five years......................        10,648
After five years..............................        17,778
                                                  ----------
                                                  $  713,774
                                                  ==========

Included in deposits at December 31, 1998 and 1997, are $117.4 million and $98.9 million of deposits of $100,000 and over, and $493,000 and $500,000, respectively, of accrued interest payable on deposits.


(10)  BORROWED FUNDS

Advances from the FHLB-NY at December 31, 1998 and 1997, are summarized as follows (dollars in thousands):

                          1998                              1997
               ------------------------          ------------------------
                              Weighted                           Weighted
                               Average                           Average
                              Interest                           Interest
Maturity          Amount        Rate                Amount         Rate
-----------    ----------   -----------          ----------   -----------

1998           $       --            --  %       $   10,000          6.71%
1999                6,000          5.87               6,000          5.87
2000                2,000          5.76               2,000          5.76
2002                5,000          5.69               5,000          6.10
2003               25,000          5.14                  --            --
               ----------                        ----------
               $   38,000          5.36  %       $   23,000          6.28%
               ==========   ===========          ==========   ===========

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

The Company has entered into FHLB-NY advances that have call features that may be exercised by the FHLB-NY at predetermined dates. The total of such advances at December 31, 1998 and 1997, totaled $15.0 million and $5.0 million, respectively. The maximum amount of FHLB-NY advances outstanding at any month-end during the years ended December 31, 1998 and 1997 was $50.8 million and $40.0 million, respectively. The average amount of FHLB-NY advances outstanding during the years ended December 31, 1998 and 1997 was $24.1 million and $33.3 million, respectively. At December 31, 1998 and 1997, $5.0 million and $10.0 million of FHLB-NY advances had adjustable rates, respectively.

Advances from the FHLB-NY are secured by pledges of FHLB-NY stock of $12.9 million and $10.8 million at December 31, 1998 and 1997, respectively, and a blanket assignment of the Company's unpledged, qualifying mortgage loans, mortgage-backed securities and investment securities.

The Company has an available overnight line of credit with the FHLB-NY for a maximum of $50.0 million at December 31, 1998.

Other Borrowings

The following is a summary of other borrowings at December 31, 1998 and 1997 (dollars in thousands):

                                                     1998                                    1997
                                         ---------------------------             --------------------------
                                                           Weighted                                Weighted
                                                            Average                                 Average
                                                           Interest                                Interest
Contractual Maturity                         Amount          Rate                    Amount          Rate
                                         ------------    -----------             ------------    ----------
1998.................................    $         --             --  %          $     77,319          5.95%
1999.................................          63,000           5.73                   30,800          5.89
2000.................................          28,675           5.93                   20,000          6.05
2001.................................          15,000           5.05                    5,000          5.55
2002.................................          20,000           5.70                   20,000          5.70
2003.................................          25,000           4.83                       --            --
2004.................................          20,000           5.36                   10,000          5.97
2005.................................              --             --                      546          7.00
2008.................................          55,000           5.09                       --            --
                                         ------------                            ------------
                                         $    226,675           5.42  %          $    163,665          5.89%
                                         ============    ===========             ============    ==========

The maximum amount of other borrowings outstanding at any month-end during the years ended December 31, 1998 and 1997 was $269.2 million and $174.7 million, respectively. The average amount of other borrowings outstanding during the years ended December 31, 1998 and 1997 was $192.7 million and $143.9 million, respectively. Securities underlying other borrowings included mortgage-backed and investment securities, which had an amortized cost of $191.4 million and $181.9 million, and market values of $192.1 million and $181.2 million at December 31, 1998 and 1997, respectively. The securities underlying the other borrowing agreements are under the Company's control. At December 31, 1998 and 1997, $165.2 million and $76.5 million, respectively, of other borrowings are callable at defined dates and at the lender's discretion prior to the contractual maturity of the borrowings.


(11)  REGULATORY MATTERS

Capital distributions, in the form of any dividend paid or other distribution in cash or in kind, are limited by the Office of Thrift Supervision ("OTS"). A "Tier 1" association, which is defined as an association that has capital immediately prior to

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

a proposed capital distribution that is equal to or greater than the amount of its fully phased-in capital requirement, is authorized to make capital distributions during a calendar year up to the higher of 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period. The Bank is a Tier 1 association.

OTS regulations require savings institutions to maintain minimum levels of regulatory capital. Under the regulations in effect at December 31, 1998 and 1997, the Bank was required to maintain a minimum ratio of tangible capital to total adjusted assets of 1.5%; a minimum ratio of Tier 1 (core) capital to total adjusted assets of 3.0%; a minimum ratio of Tier 1 (core) capital to risk-weighted assets of 4.0% and a minimum ratio of total (core and supplementary) capital to risk-weighted assets of 8.0%.

Under the prompt corrective action regulations, the OTS is required to take certain supervisory actions and may take additional discretionary actions with respect to an undercapitalized institution. Such actions could have a direct material effect on the institution's financial statements. The regulations establish a framework for the classification of savings institutions into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, an institution is considered well capitalized if it has a Tier 1 (core) capital ratio of at least 5.0%; a Tier 1 risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the OTS about capital components, risk weightings and other factors.

Management believes that, as of December 31, 1998, the Bank meets all capital adequacy requirements to which it is subject. Further, the most recent OTS notification categorized the Bank as a well capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 1998 and 1997, compared to the OTS minimum capital adequacy requirements and the OTS requirements for classification as a well-capitalized institution:

                                                                                         OTS Requirements
                                                                -------------------------------------------------------------------
                                                                                                         For Classification as
                                   Bank Actual                     Minimum Capital Adequacy                 Well-Capitalized
                           -----------------------------        ------------------------------       ------------------------------
                             Amount         Ratio (%)              Amount         Ratio (%)             Amount         Ratio (%)
                           ------------  ---------------        -------------  ---------------       -------------  ---------------
                                                                   (Dollars in thousands)
December 31, 1998
---------------------------
Tangible capital ..........    $221,184          12.15                $27,298           1.50                 N/A             N/A
Tier 1 (core) capital......     221,184          12.15                 54,597           3.00               $90,995           5.00
Risk-based capital:
  Tier 1...................     221,184          31.75                 27,866           4.00                41,804           6.00
  Total....................    $229,901          33.00                $55,738           8.00               $69,673          10.00
                               ========          =====                =======           ====               =======          =====
December 31, 1997
---------------------------
Tangible capital...........    $132,022           8.42                $23,516           1.50                 N/A             N/A
Tier 1 (core) capital......     132,022           8.42                 47,031           3.00               $78,385           5.00
Risk-based capital:
  Tier 1...................     132,022          22.55                 23,419           4.00                35,136           6.00
  Total....................    $139,347          23.80                $46,847           8.00               $58,559          10.00
                               ========          =====                =======           ====               =======          =====

(12)    INCOME TAXES

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

Income tax expense applicable to income for the years ended December 31, 1998, 1997 and 1996, consists of the following (in thousands):

                                      December 31,
                  --------------------------------------------------
                        1998              1997               1996
                  -------------      -------------     -------------

Federal:
  Current.....  $        11,273    $         7,156   $         5,720
  Deferred....             (727)               813            (1,364)
                  -------------      -------------     -------------
                         10,546              7,969             4,356
                  -------------      -------------     -------------
State:
  Current.....              458                676               509
  Deferred....              (60)                41               (97)
                  -------------      -------------     -------------
                            398                717               412
                  -------------      -------------     -------------
                $        10,944    $         8,686   $         4,768
                  =============      =============     =============

The effective tax rates for years ended December 31, 1998, 1997 and 1996, the rates were 36.0%, 36.7% and 36.8%, respectively.

A reconciliation between the effective income tax expense and the amount computed by multiplying the applicable statutory federal income tax rate for the years ended December 31, 1998, 1997 and 1996, is as follows (in thousands):

                                                                                     December 31,
                                                                ---------------------------------------------------
                                                                      1998               1997               1996
                                                                -------------      -------------      -------------
Income before income taxes.................................     $      30,437      $      23,656      $      12,971
Applicable statutory federal tax rate .....................                35%                35%                35%
                                                                -------------      -------------      -------------
Computed "expected" federal income tax expense.............            10,653              8,280              4,540
Increase in federal income tax expense resulting from:
  State income taxes, net of federal benefit ..............               259                468                268
  Other items, net.........................................                32                (62)               (40)
                                                                -------------      -------------      -------------
                                                                $      10,944      $       8,686      $       4,768
                                                                =============      =============      =============

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

The tax effects of temporary differences that give rise to a significant portion of deferred tax assets and liabilities at December 31, 1998 and 1997, are as follows (in thousands):

                                                                                        December 31,
                                                                              -------------------------------
                                                                                   1998              1997
                                                                              -------------     -------------
Deferred Tax Assets
Provision for loan losses-book...........................................   $          3,512  $          3,125
Postretirement benefits..................................................                413               376
Tax depreciation less than book depreciation.............................                132                --
Excess pension expense...................................................                432               304
Deferred directors' fees.................................................                129                98
Excess cost over fair value of net assets acquired.......................                450               482
Other....................................................................                114               115
                                                                               -------------     -------------
  Total gross deferred tax assets........................................              5,182             4,500
                                                                               -------------     -------------
Deferred Tax Liabilities
Provision for loan losses-tax............................................              1,128             1,452
Unrealized gain on securities available for sale.........................              1,405               728
Tax depreciation greater than book depreciation..........................                 --               245
Excess sum-of-year discount over straight line...........................                 --                81
Net mortgage premium amortization........................................                 --                93
Deferred points..........................................................                361                26
Other....................................................................                167               161
                                                                               -------------     -------------
  Total gross deferred tax liabilities...................................              3,061             2,786
                                                                               -------------     -------------
    Net deferred tax asset...............................................   $          2,121   $         1,714
                                                                               =============     =============

Retained earnings at December 31, 1998 and 1997, includes approximately
$18.1 million for which no provision for income tax has been made. This amount represents an allocation of income to bad debt deductions for tax purposes only. Events that would result in taxation of these reserves include failure to qualify as a bank for tax purposes, distributions in complete or partial liquidation, stock redemptions, excess distributions to shareholders or a change in Federal tax law. At December 31, 1998 and 1997, the Company had an unrecognized tax liability of $6.5 million with respect to this reserve.

Included in other comprehensive income are income tax expense (benefits) attributable to net unrealized gains (losses) on securities available for sale in the amounts of $677,000, $855,000 and ($224,000) for the years ended December 31, 1998, 1997 and 1996.

Management has determined that it is more likely than not that it will realize the deferred tax assets based upon the nature and timing of the items listed above. There can be no assurances, however, that there will be no significant differences in the future between taxable income and pre-tax book income if circumstances change. In order to fully realize the net deferred tax asset, the Company will need to generate future taxable income. Management has projected that the Company will generate sufficient taxable income to utilize the net deferred tax asset; however, there can be no assurance as to such levels of taxable income generated.


(13)   EMPLOYEE BENEFIT PLANS

The Company is a participant in the Financial Institutions Retirement Fund, a multi-employer defined benefit plan. All employees who attain the age of 21 years and complete one year of service are eligible to participate in this plan. Retirement benefits are based upon a formula utilizing years of service and average compensation, as defined. Participants are vested 100% upon the completion of five years of service. Pension expense was $214,000, $371,000 and $480,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Financial Institutions Retirement Fund does not segregate its assets, liabilities or costs by participating employer. Therefore, disclosure of the accumulated benefit obligations, plan assets and the components of annual pension expense attributable to the Company cannot be ascertained.

The Company has Supplemental Executive Retirement Plans ("SERP"), which provide post-employment supplemental retirement benefits to certain officers of the Company. The SERP is non-qualified employee benefit plan.

The Company has a non pension postretirement benefit plan ("Other Benefits"), which provides certain healthcare benefits to eligible employees. The plan is non contributory. The plan is unfunded as of December 31, 1998, and the obligation is included in Other liabilities as an accrued postretirement benefit cost.

The following table shows the change in benefit obligation, the funded status for the SERP and other benefits, and (accrued cost) prepaid benefit at December 31 (in thousands):

                                                            SERP                       Other Benefits
                                                    --------------------------      ------------------------
                                                       1998           1997             1998          1997
                                                    ----------    ------------      ---------     ----------
Change in Benefit Obligation
Benefit obligation at beginning of year             $       865    $      2,084    $      1,106    $      1,002
Service cost                                                 80              75              59              61
Interest cost                                                60              95              87              72
Amendments                                                   --              --              69              --
Actuarial (gain) loss                                        35              (1)            345              --
Benefits paid                                                --          (1,388)            (20)            (29)
                                                    -----------    ------------     -----------     -----------
Benefit obligation at the end of the year           $     1,040    $        865           1,646     $     1,106
                                                    ===========    ============     ===========     ===========
Change in Plan Assets
Fair value of plan assets at beginning of year      $        --    $         --     $        --     $        --
Employer Contribution                                        --           1,388              20              29
Benefits paid                                                --          (1,388)            (20)            (29)
                                                    -----------    ------------     -----------     -----------
Fair value of plan assets at end of year            $        --    $         --     $        --     $        --
                                                    ===========    ============     ===========     ===========

Funded status                                       $    (1,040)   $       (865)    $    (1,646)    $    (1,106)
Unrecognized net transition obligation                      680             746              --              --
Unrecognized net actuarial (gain) loss                      225             202             348              --
                                                    -----------    ------------     -----------     -----------
Prepaid (accrued) benefit cost                      $      (135)   $         83     $    (1,298)    $    (1,106)
                                                    ===========    ============     ===========     ===========
Weighted average assumptions as of December 31,
Discount rate                                             6.75%           6.75%           6.75%           6.75%
Expected return on plan assets                            n/a             n/a             n/a             n/a
Rate of compensation increase                             5.00%           5.00%           5.00%           5.00%

Net periodic cost at December 31 includes the following components (in thousands):

                                                                SERP                              Other Benefits
                                              -------------------------------------    -------------------------------------
                                                  1998          1997        1996           1998         1997         1996
                                              -----------   -----------  ----------    ----------    ----------   ----------
Components of net periodic cost
Service cost                                  $       80    $       75   $       78      $     58    $       61   $       56
Interest cost                                         60            95          130            87            72           66
Amortization of net transition obligation             66            66           66             -             -            -
Amortization of net actuarial loss (gain)              9           (46)          23            85           (34)          49
Amortization of prior service cost                     -           347            -            70             -            -
                                              ----------    ----------   ----------    ----------    ----------   ----------
Net periodic cost                             $      215    $      537   $      297       $   301    $       99   $      171
                                              ==========    ==========   ==========    ==========    ==========   ==========

For measurement purposes, a 5 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998 and all future years.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A one percentage point change in the assumed health care cost trend rates would have the following effects (in thousands):

                                                 1 Percentage Point
                                             -------------------------
                                              Increase       Decrease
                                             ----------     ----------
Effect on total of service and interest
   cost components                            $     27      $     (23)
Effect on Other benefits obligation                213           (183)

The Company also maintains an incentive savings plan for eligible employees. Employees may make contributions to the plan of 2% to 12% of their compensation. For the first 6% of the employee's contribution, the Company will contribute 50% of that amount to the employee's account. At the end of the plan year, the Company may make an additional contribution to the plan. The contributions under this plan were $141,000, $134,000 and $135,000 for the years ended December 31, 1998, 1997 and 1996, respectively.


Bank Recognition and Retention Plan and Trust

In 1992, the Company adopted a Recognition and Retention Plan and Trust for the benefit of directors, officers and key employees of the Company. During 1996, the Board of Directors adopted an Omnibus Incentive Plan and awarded 21,780
RRP shares following approval by the OTS and stockholders. In 1998, the Board of Directors and stockholders approved the granting of 662,014 shares as RRP awards under the 1998 Stock-Based Incentive Plan ("1998 Plan"). As of
December 31, 1998, the Company had granted 641,799 RRP shares under the 1998
Plan.

RRP awards are granted in the form of shares of common stock held by the RRP. RRP awards granted in 1996 are payable over a three year period at a rate of 33.3% per year, commencing on the date of the award grant. RRP awards granted in 1998 are payable over a five year period at a rate of 20% per year, commencing on the date of the award grant.

The market value of shares issued and granted under the RRP in 1996 was $310,000. Amortization of the RRP was $104,000, $103,000 and $24,000 for the
years ended December 31, 1998, 1997 and 1996.


Employee Stock Ownership Plan

The Company established an ESOP for eligible employees who have completed a twelve-month period of employment with the Company. ESOP shares were purchased in each of the Company's public offerings. Funds for the purchase of additional shares were borrowed from the Bank's parent, First Sentinel Bancorp. Shares purchased by the ESOP are held by a trustee for allocation among participants as the loan is paid. The Company, at its discretion, contributes funds, in cash to pay principal and interest on the ESOP loan. The number of shares of common stock released each year is proportional to the amount of principal paid on the ESOP loan for the year. Dividends paid on unallocated ESOP shares are used to repay the loan. Unallocated ESOP shares are not considered outstanding for purposes of calculating earnings per share. At December 31, 1998, there were 1,438,107 unallocated ESOP shares with a market value of $11.7 million.

In 1998, the Company recognized compensation expense when debt payments are made in accordance with the American Institute of Certified Public Accountants Statement of Position 93-6. Prior year expense is based upon the original cost of the shares allocated. Compensation expense recognized for 1998, 1997 and 1996 amounted to $771,000, $100,000 and $100,000, respectively. The Company allocated 84,796, 114,589, and 114,589, shares during 1998, 1997, and 1996, respectively.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Stock Option Plans

The Company maintains stock option plans ("the Plans") for the benefit of directors, officers, and other key employees of the Company. Options granted under the Plans are exercisable over a period not to exceed ten years from the date of grant. Under all Plans originated prior to 1998, the exercise price of each option equals the market price of the Company's stock on the date of grant. The exercise price for options granted under the Plan originated in 1998 is the greater of the market price of the Company's stock on the date of grant or $9.00. The following table summarizes the options granted and exercised under the Plans during the periods indicated and their respective weighted average exercise price:

                                                  1998                       1997                       1996
                                         ------------------------   ------------------------   ------------------------
                                                        Weighted                   Weighted                   Weighted
                                           Number       average       Number       average       Number       average
                                             of         exercise        Of         exercise        of         exercise
                                           shares        price        Shares        price        shares        price
                                         ---------     ----------   ---------     ----------   ---------     ----------

Outstanding at beginning of period.....  1,751,298       $  3.12    2,064,540      $   2.35    1,967,796      $   2.11
Granted................................  1,702,836          8.88      308,648          4.25      265,395          3.68
Expired................................    (43,090)         3.69            -             -            -             -
Exercised..............................   (570,760)         2.79     (621,890)         2.10     (168,651)         2.11
                                         ---------       -------    ---------      --------    ---------      --------
Outstanding at end of period ..........  2,840,284       $  6.55    1,751,298      $   3.12    2,064,540      $   2.35
                                         =========       =======    =========      ========    =========      ========
Options exercisable at year-end........  1,137,164                  1,592,410                  1,781,178
                                         =========                  =========                  =========

The following table summarizes information about the stock options outstanding at December 31, 1998, as adjusted for the effect of stock dividends:

                     Options Outstanding                              Options Exercisable
------------------------------------------------------------      --------------------------
                                     Weighted
                                     average       Weighted         Number of      Weighted
    Range of          Number        remaining       average          shares         average
    Exercise        of shares      contractual     exercise        exercisable     exercise
     Prices        outstanding    life in years      price        at period end      price
---------------   -------------   -------------   ----------      -------------   ----------

$ 0.872 - 2.341        281,354         4.0          $ 1.42            281,354       $ 1.42
  3.326 - 4.517        856,094         7.3            3.83            765,474         3.85
  6.642 - 6.908         90,336         9.5            6.77             90,336         6.77
      9.000          1,612,500        10.0            9.00                  -            -
---------------      ---------       -----          ------          ---------       ------
$ 0.872 - 9.000      2,840,284        8.58          $ 6.62          1,137,164       $ 3.48
===============      =========       =====          ======          =========       ======

The Company applies APB 25 in accounting for the Plans. Consistent with SFAS 123, if compensation cost for the Plans was included, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):

                                                                      1998       1997       1996
                                                                    ---------  ---------  --------
Net Income:
   As reported...................................................    $19,493    $14,970    $8,203
   Pro forma.....................................................     18,762     14,569     8,126

Earnings per share:
   Basic and diluted earnings per share..........................    $  0.46    $  0.35    $ 0.18
   Pro forma basic and diluted earnings per share................       0.45       0.34      0.18

Weighted average fair value of options granted during year.......    $  2.21    $  2.03    $ 1.59

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


The fair value of stock options granted by the Company was estimated through the use of the Black-Scholes option-pricing model that takes into account the following factors as of the grant dates: the exercise price and expected life of the option, the market price of the underlying stock at the grant date and its expected volatility, and the risk-free interest rate for the expected term of the option. In deriving the fair value of a stock option, the stock price at the grant date is reduced by the value of the dividends to be paid during the life of the option. The following assumptions were used for grants in 1998, 1997 and 1996: dividend yield of 2.35%, 3.00% and 2.52%; an expected volatility of 20%, 50% and 29%; and a risk-free interest rate of 5.00%, 6.59% and 6.47%. The effects of applying SFAS 123 on the pro forma net income may not be representative of the effects on pro forma net income for future years.


(14)  COMMITMENTS AND CONTINGENCIES

Commitments

Financial Transactions with Off-Balance-Sheet Risk and Concentrations of Credit

The Company, in the normal course of conducting its business, extends credit to meet the financing needs of its customers through commitments and letters of credit.

The following commitments and contingent liabilities existed at December 31, 1998 and 1997, which are not reflected in the accompanying consolidated financial statements (in thousands):

                                                                                1998       1997
                                                                              ---------  ---------
Origination of mortgage loans:
  Fixed rate...............................................................   $  21,718  $  12,158
  Variable rate............................................................      25,131     37,631
Purchase of mortgage loans - variable rate.................................       3,526         --
Undisbursed home equity credit lines.......................................      37,256     25,011
Purchase of investment and mortgage-backed securities .....................      13,000         --
Undisbursed construction credit lines......................................      41,812     27,530
Undisbursed consumer lines of credit.......................................      12,938      1,939
Participations in Thrift Institutions Community Investment Corp. of NJ.....       1,400        100
Unused credit card lines...................................................          --        907
Standby letters of credit..................................................       2,199      2,228
Sale of mortgage loans.....................................................       1,845         --
                                                                              =========  =========

These instruments involve elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The Company uses the same credit policies and collateral requirements in making commitments and conditional obligations as it does for on-balance-sheet loans. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the borrower.

The Company grants one- to four-family first mortgage real estate loans, multi-family, and nonresidential first mortgage real estate loans to borrowers throughout New Jersey. Its borrowers' abilities to repay their obligations are dependent upon various factors, including the borrowers' income and net worth, cash flows generated by the underlying collateral, value of the underlying collateral and priority of the Company's lien on the property. Such factors are dependent upon various economic conditions and individual circumstances beyond the Company's control; the Company is therefore subject to risk of loss. The Company believes its lending policies and procedures adequately minimize the potential exposure to such risks and that adequate provisions for loan losses are provided for all known and inherent risks. Collateral and/or guarantees are required for virtually all loans.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Lease Obligations

At December 31, 1998, the Company was obligated under noncancellable operating leases for premises and equipment. Rental expense under these leases aggregated approximately $507,000, $613,000 and $711,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

The projected minimum rental commitments as of December 31, 1998, are as follows (in thousands):

                    1999.....................  $  482
                    2000.....................     346
                    2001.....................     288
                    2002.....................     283
                    2003.....................     194
                    Thereafter...............     297
                                               ------
                                               $1,890
                                               ======

Contingencies

The Company is a defendant in certain claims and legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial condition or results of operations.

--------------------------------------------------------------------------------
(15)  SPECIAL SAIF ASSESSMENT

The Deposit Insurance Funds Act of 1996 (the "Act") was signed into law on September 30, 1996. Among other things, the Act required depository institutions to pay a one-time special assessment of 65.7 basis points on their Savings Association Insurance Fund ("SAIF")-assessable deposits, in order to recapitalize the SAIF to the reserve level required by law. The Company's financial statements for the year ended December 31, 1996 reflect a charge of $7.9 million for this special SAIF assessment. As a result of the Act, the Company's annual SAIF insurance premium has been reduced to 6.4 basis points. In addition to this special SAIF assessment, the Company paid federal deposit insurance premiums of $759,000, $756,000 and $2.8 million for the years ended December 31, 1998, 1997 and 1996, respectively.

--------------------------------------------------------------------------------
(16)  RECENT ACCOUNTING PRONOUNCEMENTS
In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 supersedes the disclosure requirements in Statements No. 80, 105 and 119. This statement is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to have a material impact on the financial position or the results of the Company.

In October 1998, FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." This statement amends SFAS No. 65 "Accounting for Certain Mortgage Banking Activities," to require that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities or other retained interest based on its ability and intent to sell or hold those investments. SFAS No. 134 is effective January 1, 1999. The adoption of this statement is not expected to have a material impact on the financial position or results of operations of the Company.

--------------------------------------------------------------------------------
(17)  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instrument for which it is practical to estimate that value.

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Cash and Cash Equivalents

For such short-term investments, the carrying amount was considered to be a reasonable estimate of fair value.


Federal Home Loan Bank-NY Stock

Federal Home Loan Bank-NY stock is valued at cost.


Investment and Mortgage-backed Securities

For investment and mortgage-backed securities, fair values were based on quoted market prices or dealer quotes. If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.


Loans Receivable, Net

Fair values were estimated for portfolios of performing and nonperforming loans with similar financial characteristics. For certain analogous categories of loans, such as residential mortgages, home equity loans, non-residential mortgages, and consumer loans, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting the future cash flows using market discount rates that reflect the credit, collateral, and interest rate risk inherent in the loan.


Deposits

The fair value of demand deposits, savings deposits and money market accounts were the amounts payable on demand at December 31, 1998 and 1997. The fair values of certificates of deposit were based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rate currently offered for deposits of similar remaining maturities.


Borrowings

For short-term borrowings, the carrying amount was considered to be a reasonable estimate of fair value. For long-term borrowings, the fair value was based upon the discounted value of the cash flows. The discount rates utilized were based on rates currently available with similar terms and maturities.


Off-Balance Sheet Instruments

For commitments to extend credit and letters of credit, the fair value would approximate fees currently charged to enter into similar agreements.

The estimated fair values of the Company's financial instruments at December 31, 1998 and 1997, were as follows (in thousands):

                                                                              1998                               1997
                                                                    ---------------------------        ---------------------------
                                                                        Book            Fair               Book            Fair
                                                                       Value           Value              Value           Value
                                                                    -----------     -----------        -----------     -----------
Financial Assets:
Cash and cash equivalents....................................        $   37,631      $   37,631         $   29,903      $   29,903
FHLB-NY stock................................................            12,852          12,852             10,820          10,820
Investment securities........................................                --              --            127,583         127,537
Investment securities available for sale.....................           242,197         242,197             78,443          78,443
Mortgage-backed securities...................................                --              --            369,920         374,329
Mortgage-backed securities available for sale ...............           661,881         661,881            200,530         200,530
Loans receivable, net........................................           854,697         862,231            715,810         722,579

Financial Liabilities:
Deposits.....................................................         1,268,119       1,272,466          1,227,304       1,227,083
Borrowings...................................................           264,675         264,663            186,665         185,704

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements

                                                                              1998                               1997
                                                                    ---------------------------        ---------------------------
                                                                        Book            Fair               Book            Fair
                                                                       Value           Value              Value           Value
                                                                    -----------     -----------        -----------     -----------
Off-Balance Sheet Instruments:
Loan commitments.............................................         $      --       $     152          $      --       $     134
Standby letters of credit....................................                --              21                 --              22

Limitations

The foregoing fair value estimates were made at December 31, 1998 and 1997, based on pertinent market data and relevant information on the financial
instrument.   These estimates do not include any premium or discount that could result from an offer to sell, at one time, the Company's entire holdings of a particular financial instrument or category thereof. Since no market exists for a substantial portion of the Company's financial instruments, fair value estimates were necessarily based on judgments with respect to future expected loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and the matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates.

Since these fair value approximations were made solely for on- and off-balance sheet financial instruments at December 31, 1998 and 1997, no attempt was made to estimate the value of anticipated future business of the value of nonfinancial statement assets and liabilities. Other important elements which are not deemed to be financial assets or liabilities include the value of the Company's retail branch delivery system, its existing core deposit base, premises and equipment, and goodwill. Further, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into any of the estimates.

--------------------------------------------------------------------------------
(18) CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY

The condensed financial statements of First Sentinel Bancorp (parent company only) are presented below:

Condensed Statements of Financial Condition                  December 31,
(In thousands)                                           1998           1997
                                                      ----------     ----------
Assets
   Cash                                                $  29,098      $     359
   Loans from subsidiary                                   1,700          1,950
   ESOP loan receivable                                   13,073            546
   Investment in subsidiary                              229,911        141,078
   Investment securities available for sale               27,164          1,012
   Other assets                                              544            540
                                                      ----------     ----------
Total assets                                           $ 301,490      $ 145,485
                                                      ==========     ==========

Liabilities and Stockholders' Equity
   Dividends payable                                           -            539
   Other liabilities                                       1,671             53
   Stockholders' Equity                                  299,819        144,893
                                                      ----------     ----------
Total Liabilities and Stockholders' Equity             $ 301,490      $ 145,485
                                                      ==========     ==========

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


Condensed Statements of Income                                        For the Years Ended December 31,
                                                                --------------------------------------------
(In thousands)                                                      1998             1997            1996
                                                                ------------    ------------    ------------
Income
   Dividends from subsidiary                                    $     13,848    $      2,146    $      2,423
   Interest and dividends on securities                                1,767             135             229
   Net gain on sales of securities                                       106               -               -
   Other income                                                            1              12               -
                                                                ------------    ------------    ------------
Total income                                                          15,722           2,293           2,652
                                                                ------------    ------------    ------------

Merger expense                                                         2,128               -               -
Other expense                                                            306             103             100
                                                                ------------    ------------    ------------
Total expense                                                          2,434             103             100
                                                                ------------    ------------    ------------
Income before taxes                                                   13,288           2,190           2,552
Income taxes                                                             208              11              39
                                                                ------------    ------------    ------------
Income before equity in undistributed income of subsidiary            13,080           2,179           2,513
Equity in undistributed income of subsidiary                           6,413          12,791           5,690
                                                                ------------    ------------    ------------
Net income                                                      $     19,493    $     14,970    $      8,203
                                                                ============    ============    ============


Condensed Statements of Cash Flows                                             For the Years Ended December 31,
(in thousands)                                                              1998            1997            1996
                                                                        -----------    -------------    ------------
Operating Activities
Net Income                                                              $     19,493    $     14,970    $      8,203
   Adjustments to reconcile net income to
     net cash provided by operating activities
     Increase in undistributed earnings of subsidiary                         (6,413)        (12,791)         (5,690)
     Net gains on sales of investment securities available for sale             (106)              -               -
     (Increase) decrease in other assets                                          (4)          1,524          (2,064)
     (Decrease) increase in dividends payable                                   (539)              5             534
     Increase in other liabilities                                             1,618           1,093           5,593
     Amortization of ESOP                                                        771             100             100
     Amortization of RRP                                                         104             103              24
                                                                        ------------    ------------    ------------
Net cash provided by operating activities                                     14,924           5,004           6,700
                                                                        ------------    ------------    ------------

Investing Activities
   Purchase of investment securities                                         (47,326)           (824)             (9)
   Proceeds from sales of investment securities available for sale            20,405               -               -
   Distribution from subsidiary                                                    -               -          12,734
   Capital contributed to subsidiary Bank                                    (92,869)              -               -
   Decrease (increase) in loans from subsidiary                                  250          (1,000)           (950)
                                                                        ------------    ------------    ------------
Net cash (used in) provided by investing activities                         (119,540)         (1,824)         11,775
                                                                        ------------    ------------    ------------

Financing Activities
   Cash dividends paid                                                        (7,250)         (3,802)         (3,661)
   Net proceeds from stock offering                                          163,809               -               -
   ESOP stock contribution                                                   (13,240)              -               -
   Equity adjustment for conforming of annual reporting periods                 (828)              -               -
   Stock options exercised                                                     1,592             682             354
   Purchase of treasury stock                                                (10,728)              -         (14,975)
                                                                        ------------    ------------    ------------
Net cash provided by (used in) financing activities                          133,355          (3,120)        (18,282)
                                                                        ------------    ------------    ------------
Net increase in cash                                                          28,739              60             193
Cash at beginning of the year                                                    359             299             106
                                                                        ------------    ------------    ------------
Cash at end of year                                                     $     29,098    $        359    $        299
                                                                        ============    ============    ============

FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements


(19)   QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table contains quarterly financial data for the years ended December 31, 1998 and 1997 (dollars in thousands, except per share data):

Year Ended December 31, 1998                                         First      Second       Third      Fourth
                                                                    Quarter     Quarter     Quarter     Quarter
                                                                    -------     -------     -------     -------
Interest income                                                   $  27,905   $  29,808   $  30,159   $  31,301
Interest expense                                                     16,330      15,879      16,374      16,803
                                                                  ---------   ---------   ---------   ---------
Net interest income                                                  11,575      13,929      13,785      14,498
Provision for loan losses                                               375         365         352         377
                                                                  ---------   ---------   ---------   ---------
Net interest income after provision for loan losses                  11,200      13,564      13,433      14,121
Other operating income                                                1,902         739       1,083         972
Operating expenses                                                    5,708       6,022       6,165       8,682
                                                                  ---------   ---------   ---------   ---------
Income before income tax expense                                      7,394       8,281       8,351       6,411
Income tax expense                                                    2,693       3,039       2,720       2,492
                                                                  ---------   ---------   ---------   ---------
Net income                                                        $   4,701   $   5,242   $   5,631   $   3,919
                                                                  =========   =========   =========   =========
Basic and diluted earnings per share                              $     .11   $     .13   $     .13   $     .09
                                                                  =========   =========   =========   =========

Year Ended December 31, 1997                                         First      Second       Third      Fourth
                                                                    Quarter     Quarter     Quarter     Quarter
                                                                    -------     -------     -------     -------
Interest income                                                   $  26,634   $  27,278   $  27,668   $  27,661
Interest expense                                                     15,315      15,768      16,148      16,327
                                                                  ---------   ---------   ---------   ---------
Net interest income                                                  11,319      11,510      11,520      11,334
Provision for loan losses                                               300         300         300         300
                                                                  ---------   ---------   ---------   ---------
Net interest income after provision for loan losses                  11,019      11,210      11,220      11,034
Other operating income                                                  726         589       1,333         735
Operating expenses                                                    5,580       5,760       7,374       5,496
                                                                  ---------   ---------   ---------   ---------
Income before income tax expense                                      6,165       6,039       5,179       6,273
Income tax expense                                                    2,332       2,154       1,896       2,304
                                                                  ---------   ---------   ---------   ---------
Net income                                                        $   3,833   $   3,885   $   3,283   $   3,969
                                                                  =========   =========   =========   =========
Basic and diluted earnings per share                              $     .09   $     .09   $     .08   $     .09
                                                                  =========   =========   =========   =========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Independent Auditors' Report

The Board of Directors and Stockholders
First Sentinel Bancorp Inc.:


We have audited the accompanying consolidated statements of financial condition of First Sentinel Bancorp, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Sentinel Bancorp, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.





Short Hills, New Jersey
January 25, 1999

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       FIRST SENTINEL BANCORP, INC.


                                       By: /s/ John P. Mulkerin
                                       ----------------------------
                                       John P. Mulkerin
                                       President and Chief Executive Officer

DATE:  March 5, 1999

                                 Exhibit Index
                                 -------------

The following Exhibits are filed as part of this report:

Exhibit 23.1   Consent of KPMG LLP for Pulse Bancorp, Inc.

Exhibit 23.2   Consent of KPMG LLP for First Sentinel Bancorp, Inc.

Exhibit 27     Financial Data Schedule